                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Oriental Financial Group Inc.
San Juan, Puerto Rico

We have audited the accompanying consolidated statement of financial condition of Oriental Financial Group Inc. and its subsidiaries (the "Group") as of June 30, 2002, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income, and cash flows for the year then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Group for the years ended June 30, 2001 and 2000, before the reclassifications described in
Note 18 to the financial statements, were audited by other auditors whose report, dated August 17, 2001, expressed an unqualified opinion on those statements and included an explanatory paragraph indicating that the Group changed its method of accounting for derivative instruments effective July 1, 2000, and that the effect was accounted for as the cumulative effect of a change in accounting principle, as discussed in Note 1 to the consolidated financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Oriental Financial Group Inc. and its subsidiaries as of June 30, 2002 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We also audited the adjustments described in Note 18 that were applied to reclassify certain amounts in the segment reporting note to the 2001 and 2000 consolidated financial statements to give retroactive effect to the Group's change in reportable segments. In our opinion, such adjustments are appropriate and have been properly applied.




DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
August 2, 2002, except for Note 18, as to which the date is August 25, 2003


Stamp No. 1924221
affixed to original.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
JUNE 30, 2002, AND 2001
  (IN THOUSANDS, EXCEPT SHARES INFORMATION)

                                                                                         2002           2001
                                                                                     -----------    -----------
ASSETS

Cash and due from banks                                                              $     9,280    $     8,220
                                                                                     -----------    -----------

INVESTMENTS:
  Money market investments                                                                 1,032         21,667
  Time deposits with other banks                                                              --         29,407
                                                                                     -----------    -----------
     Total short term investments                                                          1,032         51,074
                                                                                     -----------    -----------
  Trading securities, at fair value with amortized cost of $9,186 (2001 - $76,698)         9,259         76,760
                                                                                     -----------    -----------
  Investment securities available-for-sale, at fair value with amortized cost of
    $1,695,106 (2001 - $1,319,512):
     Securities pledged that can be repledged                                          1,031,274        920,320
     Other investment securities                                                         698,550        396,565
                                                                                     -----------    -----------
         Total investment securities available-for-sale                                1,729,824      1,316,885
                                                                                     -----------    -----------
  Federal Home Loan Bank (FHLB) stock, at cost                                            17,320         15,272
                                                                                     -----------    -----------
   TOTAL INVESTMENTS                                                                   1,757,435      1,459,991
                                                                                     -----------    -----------

Securities and loans sold but not yet delivered                                           71,750         14,108
                                                                                     -----------    -----------

LOANS:
  Loans held-for-sale, at lower of cost or market                                          9,360         23,570
  Loans receivable, net of allowance for loan losses of $3,039 (2001 - $2,856)           572,171        442,912
                                                                                     -----------    -----------
   TOTAL LOANS, NET                                                                      581,531        466,482
                                                                                     -----------    -----------

Accrued interest receivable                                                               15,698         16,646
Foreclosed real estate, net of valuation allowance of $125 in 2002                           476            847
Premises and equipment, net                                                               17,988         20,936
Other assets                                                                              34,983         50,473
                                                                                     -----------    -----------

TOTAL ASSETS                                                                         $ 2,489,141    $ 2,037,703
                                                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

DEPOSITS:
  Savings and demand                                                                 $   190,149    $   151,553
  Time and IRA accounts                                                                  777,083        661,701
                                                                                     -----------    -----------
                                                                                         967,232        813,254
  Accrued interest                                                                         1,618          2,284
                                                                                     -----------    -----------
   TOTAL DEPOSITS                                                                        968,850        815,538
                                                                                     -----------    -----------

BORROWINGS:
  Securities sold under agreements to repurchase                                         996,869        915,471
  Advances from FHLB                                                                     208,200        105,000
  Subordinated capital notes                                                              35,000             --
  Term notes                                                                              15,000         60,000
                                                                                     -----------    -----------
   TOTAL BORROWINGS                                                                    1,255,069      1,080,471
                                                                                     -----------    -----------

Securities purchased but not yet received                                                 56,195             --
Accrued expenses and other liabilities                                                    42,598         28,204
                                                                                     -----------    -----------

                                                                                     -----------    -----------
TOTAL LIABILITIES                                                                      2,322,712      1,924,213
                                                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES                                                                 --             --

STOCKHOLDERS' EQUITY:
  Preferred stock, $1 par value; 5,000,000 shares authorized; $25
    liquidation value; 1,340,000 shares issued and outstanding                            33,500         33,500
  Common stock, $1 par value; 40,000,000 shares authorized; 15,299,698
    shares issued (2001 - 13,885,468)                                                     15,300         13,885
  Additional paid-in capital                                                              52,670         26,004
  Legal surplus                                                                           15,997         12,118
  Retained earnings                                                                       75,806         76,818
  Treasury stock, at cost, 1,534,191 shares (2001 - 1,378,699)                           (33,674)       (30,651)
  Accumulated other comprehensive income (loss), net of tax effect
    of $1,977 (2001 - $280)                                                                6,830        (18,184)
                                                                                     -----------    -----------
   TOTAL STOCKHOLDERS' EQUITY                                                            166,429        113,490
                                                                                     -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                                          $ 2,489,141    $ 2,037,703
                                                                                     ===========    ===========

   SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED JUNE 30, 2002, 2001 AND 2000
  (IN THOUSANDS, EXCEPT PER SHARES INFORMATION)

                                                                          2002          2001          2000
                                                                       ---------     ---------     ---------
INTEREST INCOME:
 Loans and leases, including fees                                      $  46,055     $  38,762     $  55,377
 Mortgage-backed securities                                               91,899        66,916        54,583
 Investment securities                                                     2,683         9,975        15,756
 Short term investments                                                    1,058         4,691           510
                                                                       ---------     ---------     ---------
   TOTAL INTEREST INCOME                                                 141,695       120,344       126,226
                                                                       ---------     ---------     ---------

INTEREST EXPENSE:
 Deposits                                                                 33,588        36,642        31,423
 Securities sold under agreements to repurchase                           39,689        48,047        41,116
 Other borrowed funds                                                      8,306         6,592         9,189
 Subordinated capital notes                                                1,112            --            --
                                                                       ---------     ---------     ---------
   TOTAL INTEREST EXPENSE                                                 82,695        91,281        81,728
                                                                       ---------     ---------     ---------

NET INTEREST INCOME                                                       59,000        29,063        44,498
Provision for loan losses                                                  2,117         2,903         8,150
                                                                       ---------     ---------     ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                       56,883        26,160        36,348
                                                                       ---------     ---------     ---------

NON-INTEREST INCOME (LOSSES):
 Trust, money management, brokerage and insurance fees:
   Commissions and fees from fiduciary activities                          6,014         6,532         6,509
   Commissions, broker fees and other                                      6,065         4,391         5,537
   Insurance commissions and fees                                          1,769         1,090            --
 Banking service revenues                                                  4,611         4,175         4,663
 Net gain (loss) on sale and valuation of:
  Mortgage banking activities                                              8,748         8,794         6,387
  Securities available-for-sale                                            4,362        (1,175)        1,202
  Derivatives activities                                                  (1,997)       (3,919)           --
  Loans                                                                      104           914        (1,198)
  Trading securities                                                       1,149          (484)         (382)
  Premises and equipment                                                     425            --            --
 Leasing revenues                                                             --            65           956
                                                                       ---------     ---------     ---------
   TOTAL NON-INTEREST INCOME, NET                                         31,250        20,383        23,674
                                                                       ---------     ---------     ---------

NON-INTEREST EXPENSES:
 Compensation and employees'  benefits                                    17,178        15,672        15,698
 Occupancy and equipment                                                   7,800         7,141         6,417
 Advertising and business promotion                                        6,717         4,298         3,094
 Professional and service fees                                             7,125         3,765         3,216
 Communications                                                            1,507         1,633         1,681
 Taxes other than on income                                                1,722         1,951         1,920
 Insurance, including deposit insurance                                      569           474           469
 Printing, postage, stationery and supplies                                  791           683           826
 Other                                                                     5,553         3,611         7,027
                                                                       ---------     ---------     ---------
   TOTAL NON-INTEREST EXPENSES                                            48,962        39,228        40,348
                                                                       ---------     ---------     ---------

INCOME BEFORE INCOME TAXES                                                39,171         7,315        19,674
  Income tax (expense) benefit                                              (720)        1,318          (108)
                                                                       ---------     ---------     ---------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLES, NET OF TAX                                       38,451         8,633        19,566
  Cumulative effect of change in accounting principle, net of tax             --          (164)           --
                                                                       ---------     ---------     ---------
NET INCOME                                                                38,451         8,469        19,566
  Less: Dividends on preferred stock                                      (2,387)       (2,387)       (2,387)
                                                                       ---------     ---------     ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                            $  36,064     $   6,082     $  17,179
                                                                       =========     =========     =========

EARNINGS PER COMMON SHARE:
 Basic before cumulative effect of change in accounting principle      $    2.63     $    0.45     $    1.22
                                                                       ---------     ---------     ---------
 Basic after cumulative effect of change in accounting principle       $    2.63     $    0.44     $    1.22
                                                                       ---------     ---------     ---------

 Diluted before cumulative effect of change in accounting principle    $    2.50     $    0.44     $    1.19
                                                                       ---------     ---------     ---------
 Diluted after cumulative effect of change in accounting principle     $    2.50     $    0.43     $    1.19
                                                                       ---------     ---------     ---------

 Average common shares outstanding                                        13,711        13,796        14,066
 Average potential common share-options                                      691           250           413
                                                                       ---------     ---------     ---------
                                                                          14,402        14,046        14,479
                                                                       ---------     ---------     ---------

Cash dividends per share of common stock                               $    0.60     $    0.55     $    0.55
                                                                       ---------     ---------     ---------

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 2002, 2001 AND 2000
  (IN THOUSANDS)

                                                                  2002          2001          2000
                                                               ---------     ---------     ---------
CHANGES IN STOCKHOLDERS' EQUITY:
PREFERRED STOCK:
 Balance at beginning of year                                  $  33,500     $  33,500     $  33,500
                                                               ---------     ---------     ---------
   BALANCE AT END OF YEAR                                         33,500        33,500        33,500
                                                               ---------     ---------     ---------
COMMON STOCK:
 Balance at beginning of year                                     13,885        13,805        13,739
 Stock options exercised                                             166            80            66
 Stock dividend declared                                           1,249            --            --
                                                               ---------     ---------     ---------
   BALANCE AT END OF YEAR                                         15,300        13,885        13,805
                                                               ---------     ---------     ---------
ADDITIONAL PAID-IN CAPITAL:
 Balance at beginning of year                                     26,004        23,786        23,313
 Stock options exercised                                           1,504           316           473
 Stock options cancelled                                           1,054         1,902            --
 Stock dividend declared                                          24,108            --            --
                                                               ---------     ---------     ---------
   BALANCE AT END OF YEAR                                         52,670        26,004        23,786
                                                               ---------     ---------     ---------
LEGAL SURPLUS:
 Balance at beginning of year                                     12,118        10,578         8,673
 Transfer from retained earnings                                   3,879         1,540         1,905
                                                               ---------     ---------     ---------
   BALANCE AT END OF YEAR                                         15,997        12,118        10,578
                                                               ---------     ---------     ---------
RETAINED EARNINGS:
 Balance at beginning of year                                     76,818        79,809        72,186
 Net income                                                       38,451         8,469        19,566
 Cash dividends declared on common stock                          (7,840)       (7,533)       (7,651)
 Cash dividends declared on preferred stock                       (2,387)       (2,387)       (2,387)
 Stock dividend declared on common stock                         (25,357)           --            --
 Transfer to legal surplus                                        (3,879)       (1,540)       (1,905)
                                                               ---------     ---------     ---------
   BALANCE AT END OF YEAR                                         75,806        76,818        79,809
                                                               ---------     ---------     ---------
TREASURY STOCK:
 Balance at beginning of year                                    (30,651)      (27,116)      (23,401)
 Stock purchased                                                  (3,023)       (3,535)       (3,715)
                                                               ---------     ---------     ---------
   BALANCE AT END OF YEAR                                        (33,674)      (30,651)      (27,116)
                                                               ---------     ---------     ---------

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
 Balance at beginning of year                                    (18,184)      (16,493)      (11,712)
 Other comprehensive income (loss), net of tax for the year       25,014        (1,691)       (4,781)
                                                               ---------     ---------     ---------
   BALANCE AT END OF YEAR                                          6,830       (18,184)      (16,493)
                                                               ---------     ---------     ---------


TOTAL STOCKHOLDERS' EQUITY                                     $ 166,429     $ 113,490     $ 117,869
                                                               =========     =========     =========


CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED JUNE 30, 2002, 2001 AND 2000
  (IN THOUSANDS)

                                                                                         2002         2001         2000
                                                                                      --------     --------     --------
 COMPREHENSIVE INCOME:

NET INCOME                                                                            $ 38,451     $  8,469     $ 19,566
                                                                                      --------     --------     --------

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
  Unrealized gain (loss) on securities available-for-sale arising during the year       43,406       34,939       (4,885)
  Realized (gain) loss on securities available-for-sale included in net income          (4,362)       1,175       (1,202)
  Unrealized loss on derivatives designated as cash flow hedges
      arising during the year                                                          (14,521)     (13,440)          --
  Realized loss on derivatives designated as cash flow hedges included
      in net income                                                                      1,997        3,919
  Amount reclassified into earnings during the year related to
      transition adjustment on derivative activities                                       751          358           --
  Income tax effect                                                                     (2,257)      (1,475)       1,306
                                                                                      --------     --------     --------
                                                                                        25,014       25,476       (4,781)
  Cumulative effect of change in accounting principle, net of tax                           --      (27,167)          --
                                                                                      --------     --------     --------
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE YEAR                                          25,014       (1,691)      (4,781)
                                                                                      --------     --------     --------

TOTAL COMPREHENSIVE INCOME                                                            $ 63,465     $  6,778     $ 14,785
                                                                                      ========     ========     ========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2002, 2001 AND 2000
  (IN THOUSANDS)

                                                                                 2002           2001           2000
                                                                             -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                 $    38,451    $     8,469    $    19,566
                                                                             -----------    -----------    -----------
    Adjustments to reconcile net income to net cash provided by (used in)
      operating activities:
      Amortization of deferred loan origination fees and costs                    (1,930)          (673)           346
      Amortization of premiums and accretion of discounts on investment
       securities, net                                                             1,870            370            275
      Depreciation and amortization of premises and equipment                      4,371          4,564          3,767
      Deferred income tax benefit                                                 (1,480)           (99)        (1,812)
      Cancellation of stock options                                                1,054          1,902             --
      Provision for:
        Loan losses                                                                2,117          2,903          8,150
        Foreclosed real estate                                                       125             --             --
      Loss (gain) on:
        Sale of securities available-for-sale                                     (4,362)         1,175         (1,202)
        Sale of loans                                                               (104)          (914)         1,198
        Derivatives activities                                                     1,997          3,919             --
        Mortgage banking activities                                               (8,748)        (8,794)        (6,387)
        Sale of premises and equipment                                              (425)            --             --
    Originations of loans held-for-sale                                         (183,052)       (90,508)      (124,668)
    Proceeds from sale of loans held-for-sale                                     65,650        122,800         27,795
    Net decrease (increase) in:
      Trading securities                                                          67,501        (12,317)       (11,422)
      Accrued interest receivable                                                    948         (3,161)         2,017
      Other assets                                                                  (115)        (1,495)        (1,791)
    Net increase (decrease) in:
      Accrued interest on deposits and borrowings                                 (1,498)        (2,547)         2,648
      Other liabilities                                                            2,890              6         (1,764)
                                                                             -----------    -----------    -----------
        TOTAL ADJUSTMENTS                                                        (53,191)        17,131       (102,850)
                                                                             -----------    -----------    -----------

   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                           (14,740)        25,600        (83,284)
                                                                             -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net decrease (increase) in time deposits with other banks                       29,407        (42,124)            --
  Purchases of investment securities available-for-sale                         (949,379)    (1,104,101)      (285,033)
  Purchases of investment securities held-to-maturity                                 --             --       (100,700)
  Purchases of FHLB stock                                                         (4,169)        (4,126)          (389)
  Net purchases of equity options                                                 (7,690)       (32,830)            --
  Maturities and redemptions of  investment securities available-for-sale        445,356        481,464         35,958
  Maturities and redemptions of  investment securities held-to-maturity               --             --         74,737
  Redemption of FHLB stock                                                         2,121             --          2,500
  Proceeds from sales of investment securities available-for-sale                272,012        532,442        104,402
  Loan production:
    Originations and purchases of loans                                         (269,774)      (256,477)      (122,132)
    Repayments of loans                                                          144,762         60,850        121,693
    Proceeds from sales of consumer loans and leases portfolio                        --        167,900             --
  Capital expenditures                                                            (6,472)        (3,794)        (3,664)
  Proceeds from sales of building                                                    679             --             --
  Proceeds from sales of foreclosed real estate                                      607             --             --
                                                                             -----------    -----------    -----------
   NET CASH USED IN INVESTING ACTIVITIES                                        (342,540)      (200,796)      (172,628)
                                                                             -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in:
    Demand, saving and time (including IRA accounts) deposits                    174,499         76,831         65,180
    Securities sold under agreements to repurchase                                81,398         98,978        220,267
  Proceeds from advances and borrowing from FHLB                                 158,200        100,000         70,000
  Repayments of advances and borrowing from FHLB                                 (55,000)       (65,000)       (68,400)
  Repayments of term notes                                                       (45,000)       (26,500)       (20,000)
  Proceeds from issuance of subordinated capital notes                            35,000             --             --
  Proceeds from exercise of stock options                                          1,670            396            539
  Stock purchased                                                                 (3,023)        (3,535)        (3,715)
  Dividends paid                                                                 (10,039)        (9,920)       (10,059)
                                                                             -----------    -----------    -----------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                                     337,705        171,250        253,812
                                                                             -----------    -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                        (19,575)        (3,946)        (2,100)
Cash and cash equivalents at beginning of year                                    29,887         33,833         35,933
                                                                             -----------    -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                     $    10,312    $    29,887    $    33,833
                                                                             ===========    ===========    ===========

CASH AND CASH EQUIVALENTS INCLUDE:
  Cash and due from banks                                                    $     9,280    $     8,220    $    10,322
  Money market investments                                                         1,032         21,667         23,511
                                                                             -----------    -----------    -----------
                                                                             $    10,312    $    29,887    $    33,833
                                                                             ===========    ===========    ===========
SUPPLEMENTAL CASH FLOW DISCLOSURE AND SCHEDULE OF NONCASH ACTIVITIES:
  Interest paid                                                              $    84,117    $   100,530    $    79,080
                                                                             -----------    -----------    -----------
  Income taxes paid                                                          $        --    $       225    $     1,050
                                                                             -----------    -----------    -----------
  Real estate loans securitized into mortgage-backed securities              $   140,464    $   133,900    $    61,340
                                                                             -----------    -----------    -----------
  Investment securities held-to-maturity transferred to available-for-sale   $        --    $   766,848    $        --
                                                                             -----------    -----------    -----------
  Accrued dividend payable                                                   $     2,065    $     1,877    $     1,715
                                                                             -----------    -----------    -----------
  Other comprehensive income (loss) for the year                             $    25,014    $    (1,691)   $    (4,781)
                                                                             -----------    -----------    -----------
  Securities and loans sold but not yet delivered                            $    71,750    $    14,108    $        --
                                                                             -----------    -----------    -----------
  Securities purchased but not yet received                                  $    56,195    $        --    $        --
                                                                             -----------    -----------    -----------
  Transfer from loans to foreclosed real estate                              $       362    $       449    $        15
                                                                             -----------    -----------    -----------
  Loan originated to finance sale of building                                $     4,795    $        --    $        --
                                                                             -----------    -----------    -----------
  Stock dividend declared                                                    $    25,357    $        --    $        --
                                                                             -----------    -----------    -----------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ORIENTAL FINANCIAL GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2002 AND 2001
AND FOR EACH OF THE THREE YEARS IN THE
PERIOD ENDED JUNE 30, 2002

--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Oriental Financial Group Inc. (the "Group" or "Oriental") conform to accounting principles generally accepted in the United States of America ("GAAP") and to financial services industry practices. The following is a description of the Group's most significant accounting policies:

NATURE OF OPERATIONS

Oriental is a financial holding company incorporated under the laws of the Commonwealth of Puerto Rico. It has four subsidiaries, Oriental Bank and Trust (the "Bank"), Oriental Financial Services Corp. ("Oriental Financial Services"), FISA Insurance Agency, Inc., and Oriental Financial Group, Inc. Statutory Trust I (the "Statutory Trust", see Note 8). Through these subsidiaries, the Group provides a wide range of financial services such as mortgage, commercial and consumer lending, financial planning, insurance sales, money management and investment brokerage services, as well as corporate and individual trust services. Note 16 to the consolidated financial statements presents further information about the operations of the Group's business segments.

Main offices for the Group and its subsidiaries are located in San Juan, Puerto Rico. The Group is subject to examination, regulation and periodic reporting under the Bank Holding Company Act of 1956, as amended, which is administered by the Board of Governors of the Federal Reserve System.

The Bank operates through twenty-one branches located throughout the island and is subject to the supervision, examination and regulation of the Office of the Commissioner of Financial Institutions of Puerto Rico and the Federal Deposit Insurance Corporation (FDIC), which insures its deposits through the Savings Association Insurance Fund (SAIF), up to $100,000 per depositor. The Bank has a wholly-owned subsidiary, Oriental Mortgage Corporation ("Oriental Mortgage"), a corporation whose principal activity is to originate and purchase mortgage loans for the Group's own portfolio. The assets, liabilities, revenues and expenses of Oriental Mortgage at June 30, 2002 and 2001 and for the three year period ended June 30, 2002 are not significant. Oriental Financial Services is subject to the supervision, examination and regulation of the National Association of Securities Dealers, the Securities and Exchange Commission, and the Office of the Commissioner of Financial Institutions of Puerto Rico.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of derivative and trading activities.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Group and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Group's business activities are with customers located within Puerto Rico. Note 3 discuss the types of securities that the Group invests in. Note 5 discuss the types of lending that the Group engages in. The Group does not have any significant concentrations to any one industry or customer.

CASH EQUIVALENTS

For purposes of presentation in the consolidated statement of cash flows, the Group considers as cash equivalents all money market instruments that are not pledged with maturities of three months or less at the date of acquisition.

EARNINGS PER COMMON SHARE

Basic earnings per share excludes potential dilutive common shares and is calculated by dividing net income available to common shareholders (net income reduced by dividends on preferred stock) by the weighted average of outstanding common shares. Diluted earnings per share is similar to the computation of basic earnings per share except that the weighted average of common shares is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares (options) had been issued, assuming that proceeds from exercise are used to repurchase shares in the market (treasury stock method). Any stock splits and dividends are retroactively recognized in all periods presented in the financial statements.

SECURITIES PURCHASED/SOLD UNDER AGREEMENTS TO RESELL/REPURCHASE

The Group purchases securities under agreements to resell the same or similar securities. Amounts advanced under these agreements represent short-term loans and are reflected as assets in the statements of financial condition. It is the Group's policy to take possession of securities purchased under resale agreements while the counterparty retains effective control over the securities. The Group monitors the market value of the underlying securities as compared to the related receivable, including accrued interest, and requests additional collateral when deemed appropriate. The Group also sells securities under agreements to repurchase the same or similar securities. The Group retains effective control over the securities sold under these agreements; accordingly, such agreements are treated as financing agreements, and the obligations to repurchase the securities sold are reflected as liabilities. The securities underlying the financing agreements remain included in the asset accounts. The counterparty to repurchase agreements generally has the right to re-pledge the securities received as collateral.

INVESTMENT SECURITIES

The Group's securities are classified as held-to-maturity, available-for-sale or trading. Securities for which the Group has the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. At June 30, 2002 and 2001, the Group has no held-to-maturity securities. Securities that might be sold prior to maturity because of interest rate changes, to meet liquidity needs, or to better match the reprising characteristics of funding sources are classified as available-for-sale. These securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported net of tax in other comprehensive income.

The Group classifies as trading those securities that are acquired and held principally for the purpose of selling them in the near future. These securities are carried at fair value with realized and unrealized changes in fair value included in earnings in the period in which the changes occur. Interest revenue arising from trading instruments is included in the statement of income as part of interest income.

The Group's investment in the Federal Home Loan Bank (FHLB) of New York stock has no readily determinable fair value and can only be sold back to the FHLB at cost. Therefore, the carrying value represents its fair value.

Premiums and discounts are amortized to interest income over the life of the related securities using the interest method. Net realized gains or losses on sales of investment securities and unrealized loss valuation adjustments considered other than temporary, if any, on securities classified as either available-for-sale or held-to-maturity are reported separately in the statement of income. The cost of securities sold is determined on the specific identification method.

FINANCIAL INSTRUMENTS

Derivative Financial Instruments - As part of the Group's asset/liability management, the Group uses interest-rate contracts, which include interest-rate exchange agreements (swaps, caps, and options agreements), to hedge various exposures or to modify interest rate characteristics of various statement of financial condition accounts.

Effective July 1, 2000, the Group adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" (refer to Note 9). These Statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The statements require that all derivative instruments be recognized as assets and liabilities at fair value. If certain conditions are met, the derivative may qualify for hedge accounting treatment and be designated as one of the following types of hedges: (a) hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment ("fair value hedge"); (b) a hedge of the exposure to variability of cash flows of a recognized asset, liability or forecasted transaction ("cash flow hedge") or (c) a hedge of foreign currency exposure ("foreign currency hedge").

In the case of a qualifying fair value hedge, changes in the value of the derivative instruments that have been highly effective are recognized in current period earnings along with the change in value of the designated hedged item. In the case of a qualifying cash flow hedge, changes in the value of the derivative instruments that have been highly effective are recognized in other comprehensive income, until such time as those earnings are affected by the variability of the cash flows of the underlying hedged item. In either a fair value hedge or a cash flow hedge, net earnings may be impacted to the extent the changes in the value of the derivative instruments do not perfectly offset changes in the value of the hedged items. If the derivative is not designated as a hedging instrument, the changes in fair value of the derivative are recorded in earnings.

Certain contracts contain embedded derivatives. When the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, it should be bifurcated, carried at fair value, and designated as a trading or non-hedging derivative instrument.

Prior to the implementation of these Statements, substantially all of the Group's derivatives were accounted for as off-balance sheet hedging contracts not marked to market. The net effect of amounts to be paid or received under interest rate swaps was recorded as an adjustment to interest expense. Premiums on caps were amortized over the term of the contract. Income or expenses arising from the instruments were recorded in the category appropriate to the related asset or liability.

Other Off-Balance Sheet Instruments - In the ordinary course of business, the Group enters into off-balance sheet instruments consisting of commitments to extend credit and commitments under credit card arrangements. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received. The Group periodically evaluates the credit risks inherent in these commitments, and establishes loss allowances for such risks if and when these are deemed necessary.

MORTGAGE BANKING ACTIVITIES AND LOANS HELD-FOR-SALE

From time to time, the Group sells loans to other financial institutions or securitizes conforming mortgage loans into Government National Mortgage Association (GNMA), Fannie Mae (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC) certificates. Another institution services the mortgages included in the resulting GNMA, FNMA and FHLMC pools. These mortgages and other loans are reported as loans held-for-sale and are stated at the lower of cost or market in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. Realized gains or losses on these loans are determined using the specific identification method.

Servicing rights on mortgage loans held by the Group are sold to another financial institution. The gain on the sale of these rights is determined by allocating the total cost of mortgage loans to be sold to the mortgage servicing rights and the loans (without the mortgage servicing rights), based on their relative fair values. This gain is deferred and amortized over the expected life of the loan, unless the loans are sold at which time the deferred gain is taken into income.

LOANS AND ALLOWANCE FOR LOAN LOSSES

The Group grants mortgage, commercial and consumer loans to customers within Puerto Rico. A substantial portion of the loan portfolio is represented by mortgage loans. The ability of the Group's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees and costs and premiums and discounts on loans purchased are deferred and amortized over the estimated life of the loans as an adjustment of their yield using a method that approximates the interest method.

Interest recognition is discontinued when loans are 90 days or more in arrears on principal and interest, except for well-collateralized real estate loans for which recognition is discontinued when other factors indicate that collection of interest or principal is doubtful. Loans for which the recognition of interest income has been discontinued are designated as non-accruing. Such loans are not reinstated to accrual status until interest is received on a current basis and other factors indicative of doubtful collection cease to exist.

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

The Group follows a systematic methodology to establish and evaluate the adequacy of the allowance for loan losses. This methodology consists of several key elements.

Larger commercial loans that exhibit potential or observed credit weaknesses are subject to individual review and grading. Where appropriate, allowances are allocated to individual loans based on management's estimate of the borrower's ability to repay the loan given the availability of collateral, other sources of cash flow and legal options available to the Group.

Included in the review of individual loans are those that are impaired. A loan is considered impaired when, based on current information and events, it is probable that the Group will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the observable market price of the loan or the fair value of the collateral, if the loan is collateral dependent. Loans are individually evaluated for impairment, except large groups of small balance, homogeneous loans that are collectively evaluated for impairment and for leases and loans that are recorded at fair value or at the lower of cost or market. The Group measures for impairment all commercial loans over $250,000. The portfolios of mortgages, consumer loans, and leases are considered homogeneous and are evaluated collectively for impairment.

For loans that are not individually graded, the Group uses a methodology that follows a loan credit risk rating process that involves dividing loans into risk categories. The following are the credit risk categories (established by the FDIC Interagency Policy Statement of 1993): pass, special mention, substandard, doubtful and loss.

The Group, using an aged-based rating system, applies an overall allowance percentage to each loan portfolio category based on historical credit losses adjusted for current conditions and trends. This delinquency-based calculation is the starting point for management's determination of the required level of the allowance for loan losses. Other data considered in this determination includes: the overall historical loss trends (one year and three years) and other information including underwriting standards, economic trends and unusual events such as hurricanes.

Loan loss ratios and credit risk categories, are updated quarterly and are applied in the context of GAAP and the Joint Interagency Guidance on the importance of depository institutions having prudent, conservative, but not excessive loan loss allowances that fall within an acceptable range of estimated losses. While management uses available information in estimating possible loan losses, future changes to the allowance may be necessary based on factors beyond the Group's control, such as factors affecting general economic conditions.

PREMISES AND EQUIPMENT

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of each type of asset. Amortization of leasehold improvements is computed using the straight-line method over the terms of the leases or estimated useful lives of the improvements, whichever is shorter.

Long-lived assets and identifiable intangibles related to those assets to be held and used, except for financial instruments, and mortgage and other servicing rights, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There were no impairment losses in fiscal years 2002, 2001 and 2000.

FORECLOSED REAL ESTATE

Foreclosed real estate is initially recorded at the lower of the related loan balance or its fair value at the date of foreclosure. At the time properties are acquired in full or partial satisfaction of loans, any excess of the loan balance over the estimated fair market value of the property is charged against the allowance for loan losses. The carrying value of these properties approximates the lower of cost or fair value less estimated cost to sell. Any excess of the carrying value over the estimated fair market value is charged to operations.

TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES

The Group follows the specific criteria established by SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" to determine when control has been surrendered in a transfer of financial assets. Transfer of financial assets is accounted for as a sale, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Group,
(2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Group does not maintain effective control over the transferred assets through an agreement to repurchase them before maturity. As such, the Group recognizes the financial assets and servicing assets it controls and the liabilities it has incurred. At the same time, it ceases to recognize financial assets when control has been surrendered and liabilities when they are extinguished. Since SFAS No. 140 carried over most of SFAS No. 125 provisions, its implementation did not have any significant impact in the Group's financial statements.

INCOME TAXES

The Group follows an asset and liability approach to the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Group's financial statements or tax returns. Deferred income tax assets and liabilities are determined for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. The computation is based on enacted laws and rates applicable to periods in which temporary differences will be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

STOCK OPTION PLAN

As further discussed in Note 2 to the consolidated financial statements, the Group has four stock options plans. These plans offer key officers and employees an opportunity to purchase shares of the Group's common stock. The Group follows the intrinsic value-based method of accounting for measuring compensation expense, if any. Compensation expense is generally recognized for any excess of the quoted market price of the Group's stock at measurement date over the amount an employee must pay to acquire the stock.

COMPREHENSIVE INCOME

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, except for those resulting from investments by owners and distributions to owners. GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and on derivative activities that qualify and are designated for cash flows hedge accounting, are reported as a separate component of the stockholders' equity section of the statement of financial condition, such items, along with net income, are components of comprehensive income.

NEW ACCOUNTING PRONOUNCEMENTS

BUSINESS COMBINATIONS

In June 2001, the Financial Accounting Standard Board ("FASB") issued SFAS No. 141, "Business Combinations". SFAS No. 141 addresses financial accounting and reporting for business combinations. This pronouncement requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001 and requires the recognition of intangible assets apart from goodwill if they meet certain criteria. SFAS No. 141 also added certain disclosure requirements in addition to those required by APB Opinion No. 16.

GOODWILL AND INTANGIBLE ASSETS

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of that statement, which for the Group, will be July 1, 2002. Adoption of this statement will not have a material effect on the Group's financial condition or results of operations.

ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for the Group's fiscal year beginning on July 1, 2002. Adoption of this statement will not have a material effect on the Group's financial condition or results of operations.

ACCOUNTING FOR IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". SFAS No.144 became effective on July 1, 2002, and is not expected to have a material effect on the Group's financial condition or results of operations.

RESCISSION OF FASB STATEMENTS NO. 4, 44 AND 64, AMENDMENT OF SFAS NO. 13, AND TECHNICAL CORRECTIONS

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections". SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt - an amendment of APB Opinion No. 30", which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as extraordinary item, net of related income tax effect. As a result, the criteria in Opinion No. 30 will now be used to classify those gains and losses. This amendment became effective on July 1, 2002.

SFAS No.145 also amends SFAS No. 13, "Accounting for Leases", which requires that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. This amendment became effective for transactions occurring after May 15, 2002. SFAS No.145 is not expected to have a significant effect on the Group's financial condition or results of operations.

RECLASSIFICATIONS

Certain reclassifications have been made to prior years' financial statements to conform with the current year presentation.

2.    STOCKHOLDERS' EQUITY

STOCK DIVIDEND

On January 29, 2002, the Group declared a ten percent (10%) stock dividend on common stock held by registered shareholders as of April 1, 2002. As a result, 1,249,125 shares of common stock were distributed on April 15, 2002. The stock dividend, for purposes of the computation of earnings and dividend per common share, is retroactively recognized for all periods presented in the accompanying consolidated financial statements.

TREASURY STOCK

As of June 30, 2001, the Board of Directors authorized management to repurchase up to 1,417,000 shares. The authority granted by the Board of Directors does not require the Group to repurchase any shares. The repurchase of shares will be made in the open market at such times and prices as market conditions shall warrant, and in compliance with the terms of applicable federal and Puerto Rico laws and regulations. The activity of common shares held in treasury by the Group for the years ended June 30, 2002, 2001 and 2000 is set forth below.


                                                          (IN THOUSANDS)
                               ----------------------------------------------------------------------
                                       2002                      2001                   2000
                               --------------------      --------------------    --------------------
                                            DOLLAR                    DOLLAR                   DOLLAR
                                SHARES      AMOUNT        SHARES      AMOUNT      SHARES       AMOUNT
                               -------      -------      -------      -------    -------      -------
BEGINNING OF YEAR              1,378.7      $30,651      1,107.8      $27,116      903.8      $23,401
Common shares repurchased        155.5        3,023        270.9        3,535      204.0        3,715
                               -------      -------      -------      -------    -------      -------
END OF YEAR                    1,534.2      $33,674      1,378.7      $30,651    1,107.8      $27,116
                               =======      =======      =======      =======    =======      =======

STOCK OPTIONS

The Group has four stock options plans: the 1988, 1996, 1998 and 2000 Incentive Stock Option Plans. These plans offer key officers and employees an opportunity to purchase shares of the Group's common stock. The Compensation Committee of the Board of Directors has sole authority and absolute discretion as to the number of stock options to be granted, their vesting rights, and the options exercise price. The plans provide for a proportionate adjustment in the exercise price and the number of shares that can be purchased in case of a stock split, reclassification of stock, and a merger or reorganization. Stock options vest upon completion of specified years of service.

The activity in outstanding options for the year ended June 30, 2002, 2001 and 2000, is set forth below:



                                                  2002                         2001                         2000
                                         -------------------------    ------------------------      ------------------------
                                                         WEIGHTED                    WEIGHTED                     WEIGHTED
                                          NUMBER         AVERAGE        NUMBER       AVERAGE        NUMBER        AVERAGE
                                            OF           EXERCISE         OF         EXERCISE          OF         EXERCISE
                                          OPTIONS         PRICE        OPTIONS        PRICE         OPTIONS        PRICE
                                         ----------      --------     ----------     ---------      -------       ---------
BEGINNING OF YEAR                         1,980,323       $14.16       1,522,757       $17.20       1,290,815       $15.97
TRANSACTIONS BEFORE STOCK DIVIDEND:
  Options granted                            96,500        18.05       1,187,000        12.62         446,834        19.13
  Options exercised                        (123,768)        9.57         (80,333)        4.95         (66,321)        8.37
  Options forfeited                         (37,331)       14.06        (281,267)       16.91        (148,571)       16.26
  Options cancelled                        (271,500)       24.04        (367,834)       21.64              --           --
                                         ----------       ------      ----------       ------      ----------       ------
                                          1,644,224        13.10       1,980,323        14.16       1,522,757        17.20

STOCK DIVIDEND EFFECT                       164,422        11.91
TRANSACTIONS AFTER STOCK DIVIDEND:
  Options granted                           375,000        20.21
  Options exercised                         (42,670)       11.38
  Options forfeited                          (8,346)       12.78
                                         ----------       ------      ----------       ------      ----------       ------
END OF YEAR                               2,132,630       $13.40       1,980,323       $14.16       1,522,757       $17.20
                                         ==========       ======      ==========       ======      ==========       ======


The following table summarizes the range of exercise prices and the weighted average remaining contractual life of the options outstanding at June 30, 2002:

                                                   OUTSTANDING                                              EXERCISABLE
                           --------------------------------------------------------------   ------------------------------------
                                NUMBER          WEIGHTED AVERAGE       WEIGHTED AVERAGE                         WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES      OF OPTIONS         EXERCISE PRICE      CONTRACT LIFE (YEARS)  NUMBER OF OPTIONS    EXERCISE PRICE
------------------------   -----------------    -----------------    --------------------   -----------------   ----------------
    $4.10 to $8.66                  123,406         $       6.41                2.56              58,499           $       6.00
    10.09 to 12.18                1,290,609                11.36                7.90              58,840                  10.09
    15.27 to 17.44                  319,419                15.84                6.46              97,279                  15.37
    19.09 to 21.90                  399,196                20.21                9.53              11,731                  20.20
   ---------------             ------------         ------------        ------------          ----------           ------------
   $4.10 to $21.90                2,132,630         $      13.40                7.68             226,349           $      11.83
   ===============             ============         ============        ============          ==========           ============


As described in Note 1, the Group uses the intrinsic value based method to account for stock options. In September and June 2001, Oriental Financial Group Inc. canceled 271,500 and 367,834, respectively, of non-vested options granted with a discount in fiscal years 1998, 1999 and 2000. No consideration was paid to the option holders at the time of cancellation. Also, no awards were granted to option holders within the following periods:

         - the period prior to the date of cancellation that is the shorter of six months or the period from the date of the grant of the canceled or settled option; and

         - the period ending six months after the date of the cancellation.


In addition, there was no oral or written agreement or implied promise by the Group to compensate the canceled option holders for any increases in the market price of the Group's stock after the cancellation. The options were not canceled for nonperformance or termination of employment. At the cancellation, the unrecognized compensation cost was recorded with a charge to income and a credit to additional paid in capital.

The following table presents the Group's net income and earnings per common share assuming the Group had used the fair value method to recognize compensation expenses with respect to the options:


(IN THOUSANDS EXCEPT FOR PER SHARE DATA)                       2002                     2001                    2000
                                                       ---------------------    ---------------------   ----------------------
COMPENSATION AND BENEFITS:
    Reported                                                $   17,178              $   15,672               $   15,698
    Pro forma                                               $   19,546              $   17,989               $   16,534

NET INCOME:
    Reported                                                $   38,451              $    8,469               $   19,566
    Pro forma                                               $   36,083              $    6,152               $   18,730

EARNINGS PER SHARE:
    Basic:
        Reported                                            $     2.63              $     0.44               $     1.22
        Pro forma                                           $     2.46              $     0.27               $     1.16

    Diluted:
        Reported                                            $     2.50              $     0.43               $     1.19
        Pro forma                                           $     2.34              $     0.27               $     1.13

The fair value of each option granted in fiscal years 2002, 2001 and 2000 was estimated using the Black-Scholes option pricing model with the following assumptions: (1) - The weighted average market price of the stock at the end of the fiscal 2002, 2001 and 2000 grants was $19.45, $11.48 and $20.68, respectively. The weighted average exercise price of the options in 2002 was $19.46, (2001 - $11.48, 2000 - $17.39). The exercise price of options granted in fiscals 2002 and 2001 equaled the quoted market price of the stock, while options granted in fiscal 2000 were granted with a discount. (2) - The expected option term is 7 years. (3) - The expected weighted average volatility is 32% for options granted in fiscal 2002 (2001 - 31%, 2000 - 32%). (4) - The expected weighted average dividend yield is 3.11% for options granted in fiscal 2002 (2001 - 5.24%, 2000 - 2.90%). (5) - The weighted average risk-free interest rate is 5.09% for options granted in fiscal 2002 (2001 - 5.56%, 2000 - 5.79%). (6) -
The weighted average fair value of the options granted in 2002 was $5.90 (2001 - $2.77; 2000 - $8.00).

EARNINGS PER COMMON SHARE

The calculation of earnings per common share after cumulative effect of change in accounting principle for the fiscal years ended June 30, 2002, 2001 and 2000 follows:

                                                                               JUNE 30,
                                                               ----------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                            2002               2001               2000
                                                               --------           --------           --------
NET INCOME                                                     $ 38,451           $  8,469           $ 19,566
Less: Preferred stock dividend                                   (2,387)            (2,387)            (2,387)
                                                               --------           --------           --------
Net income attributable to common stockholders                 $ 36,064           $  6,082           $ 17,179
                                                               ========           ========           ========

EARNINGS PER COMMON SHARE - BASIC:

Net income - available to common stockholders                  $ 36,064           $  6,082           $ 17,179
                                                               --------           --------           --------
Weighted average common shares outstanding                       13,711             13,796             14,066
                                                               --------           --------           --------
Earnings per common share - basic                              $   2.63           $   0.44           $   1.22
                                                               ========           ========           ========

EARNINGS PER COMMON SHARE - DILUTED:

Net income - available to common stockholders                  $ 36,064           $  6,082           $ 17,179
                                                               --------           --------           --------
Weighted average common shares and share equivalents:
Average common shares outstanding                                13,711             13,796             14,066
Common stock equivalents - options                                  691                250                413
                                                               --------           --------           --------
Total                                                            14,402             14,046             14,479
                                                               --------           --------           --------
Earnings per common share - diluted                            $   2.50           $   0.43           $   1.19
                                                               ========           ========           ========


Stock options without dilutive effect on earnings per share not included in the calculation amounted to 396,000 in fiscal 2002, (2001 - 1,335,000; 2000 -
483,0000).

LEGAL SURPLUS

The Banking Act of the Commonwealth of Puerto Rico requires that a minimum of 10% of the Bank's net income for the year be transferred to capital surplus until such surplus equals the total of paid in capital on common and preferred stocks. At June 30, 2002, legal surplus amounted to $15,997,000 (2001 - $12,118,000). The amount transferred to the legal surplus account is not available for payment of dividends to shareholders. In addition, the Federal Reserve Board has issued a policy statement that bank holding companies should generally pay dividends only from operating earnings of the current and preceding two years.


PREFERRED STOCK

In May 1999, the Group issued 1,340,000 shares of its 7.125% Non-Cumulative Monthly Income Preferred Stock, Series A at $25 per share. The Series A Preferred Stock has the following characteristics: (1) annual dividends of $1.78 per share, payable monthly, if declared by the Board of Directors; missed dividends are not cumulative, (2) redeemable at the Group's option beginning on May 30, 2004, (3) no mandatory redemption or stated maturity date and (4) liquidation value of $25 per share.

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive income (loss), net of income tax, as of June 30 consisted of:


                                                                                  (IN THOUSANDS)
                                                                          -----------------------------
                                                                            2002                 2001
                                                                          --------             --------

Unrealized loss on derivatives designated as cash flows hedges            $(21,702)            $ (9,469)
Unrealized gain (loss) on securities available-for-sale                     28,566               (8,399)
Transition adjustment of SFAS No. 133                                          (34)                (316)
                                                                          --------             --------
   Total                                                                  $  6,830             $(18,184)
                                                                          ========             ========

MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Group (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Group's and Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Group and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Group and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of June 30, 2002 and 2001, that the Group and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2000, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank's category. The Group's and the Bank's actual capital amounts and ratios as of June 30, were as follows:


                                                                                                               MINIMUM TO BE WELL
                                                                                                                CAPITALIZED UNDER
                                                                                    MINIMUM CAPITAL             PROMPT CORRECTIVE
                                                           ACTUAL                     REQUIREMENT               ACTION PROVISIONS
                                                   --------------------------------------------------------------------------------
                                                                            (DOLLARS IN THOUSANDS)
                                                   --------------------------------------------------------------------------------
                                                    AMOUNT         RATIO          AMOUNT         RATIO         AMOUNT         RATIO
                                                   --------        -----         --------        -----        --------        -----

           GROUP RATIOS
AS OF JUNE 30, 2002
Total Capital  (to Risk-Weighted Assets)           $197,459        22.10%        $ 71,469         8.00%            N/A          N/A
Tier I Risk-Based (to Risk-Weighted Assets)        $194,420        21.76%        $ 35,735         4.00%            N/A          N/A
Tier I Capital (to Average Assets)                 $194,420         7.80%        $ 99,694         4.00%            N/A          N/A

As of June 30, 2001
Total Capital  (to Risk-Weighted Assets)           $134,338        19.96%        $ 53,854         8.00%            N/A          N/A
Tier I Risk-Based (to Risk-Weighted Assets)        $131,482        19.53%        $ 26,927         4.00%            N/A          N/A
Tier I Capital (to Average Assets)                 $131,673         6.68%        $ 78,793         4.00%            N/A          N/A

           BANK RATIOS
AS OF JUNE 30, 2002
Total Capital  (to Risk-Weighted Assets)           $149,824        21.10%        $ 56,796         8.00%       $ 70,996        10.00%
Tier I Risk-Based (to Risk-Weighted Assets)        $146,785        20.68%        $ 28,398         4.00%       $ 42,597         6.00%
Tier I Capital (to Average Assets)                 $146,785         5.78%        $101,497         4.00%       $126,872         5.00%

AS OF JUNE 30, 2001
Total Capital  (to Risk-Weighted Assets)           $117,967        17.56%        $ 53,748         8.00%       $ 67,186        10.00%
Tier I Risk-Based (to Risk-Weighted Assets)        $115,111        17.13%        $ 26,874         4.00%       $ 40,311         6.00%
Tier I Capital (to Average Assets)                 $115,302         5.80%        $ 79,540         4.00%       $ 99,425         5.00%

The Group's ability to pay dividends to its stockholders and other activities can be restricted if its capital falls below levels established by the Federal Reserve guidelines. In addition, any bank holding company whose capital falls below levels specified in the guidelines can be required to implement a plan to increase capital.

3.     INVESTMENTS

MONEY MARKET AND OTHER SHORT TERM INVESTMENTS

At June 30, 2001,the money market investments include $20,100,000 of securities purchased under agreements to resell that were collateralized by U.S. Treasury notes with an estimated market value of $20,000,000.

INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses, fair value, and average weighted yield of the securities owned by the Group at June 30, 2002 and 2001, were as follows:


                                                                        JUNE 30, 2002 (IN THOUSANDS)
                                                     -----------------------------------------------------------------------
                                                                       GROSS           GROSS                        AVERAGE
                                                     AMORTIZED       UNREALIZED      UNREALIZED         FAIR        WEIGHTED
                                                       COST            GAINS           LOSSES          VALUE         YIELD
                                                     ----------      ----------      ----------      ----------     --------

AVAILABLE-FOR-SALE
US Treasury securities                               $    3,293      $      188      $       --      $    3,481       5.78%
Puerto Rico Government and agencies obligations          49,842             106              95          49,853       6.11%
Other debt securities                                     9,360             405              --           9,765       8.98%
                                                     ----------      ----------      ----------      ----------
Total                                                    62,495             699              95          63,099
                                                     ----------      ----------      ----------      ----------
Mortgage-backed securities:
  FNMA and FHLMC certificates                         1,169,484          24,327             260       1,193,551       6.17%
  GNMA certificates                                     213,896           6,504              87         220,313       6.87%
  Collateralized mortgage obligations (CMOs)            249,231           3,648              18         252,861       6.30%
                                                     ----------      ----------      ----------      ----------
Total                                                 1,632,611          34,479             365       1,666,725
                                                     ----------      ----------      ----------      ----------       ----
                                                     $1,695,106      $   35,178      $      460      $1,729,824       6.29%
                                                     ==========      ==========      ==========      ==========       ====


                                                                      JUNE 30, 2001 (IN THOUSANDS)
                                                     -----------------------------------------------------------------------
                                                                       GROSS           GROSS                        AVERAGE
                                                      AMORTIZED      UNREALIZED      UNREALIZED         FAIR        WEIGHTED
                                                        COST           GAINS           LOSSES          VALUE         YIELD
                                                     ----------      ----------      ----------      ----------     --------

AVAILABLE-FOR-SALE
US Treasury securities                               $    3,623      $      103      $       --      $    3,726       7.56%
US Government and agencies securities                    30,159             193              --          30,352       7.16%
Puerto Rico Government and agencies obligations           8,189              11              58           8,142       6.33%
Other debt securities                                     9,288              --              --           9,288       7.73%
                                                     ----------      ----------      ----------      ----------
Total                                                    51,259             307              58          51,508
                                                     ----------      ----------      ----------      ----------

Mortgage-backed securities:
  FNMA and FHLMC certificates                           811,892           3,097           6,620         808,369       6.59%
  GNMA certificates                                     237,528           2,478             854         239,152       7.13%
  CMOs                                                  218,833             935           1,912         217,856       6.72%
                                                     ----------      ----------      ----------      ----------
Total                                                 1,268,253           6,510           9,386       1,265,377
                                                     ----------      ----------      ----------      ----------       ----
                                                     $1,319,512      $    6,817      $    9,444      $1,316,885       6.73%
                                                     ==========      ==========      ==========      ==========       ====

The amortized cost and fair value of the Group's investment securities at June 30, 2002, by contractual maturity (excluding mortgage-backed securities), are shown in the next table. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                            (IN THOUSANDS)
                                          AVAILABLE-FOR-SALE
                                    ------------------------------
                                     AMORTIZED            FAIR
                                       COST               VALUE
                                    ----------          ----------

Due after 1 to 5 years              $   10,856          $   10,961
Due after 5 to 10 years                 16,320              16,344
Due after 10 years                      35,319              35,794
                                    ----------          ----------
Total                                   62,495              63,099
Mortgage-backed securities           1,632,611           1,666,725
                                    ----------          ----------
                                    $1,695,106          $1,729,824
                                    ==========          ==========

Proceeds from the sale of investment securities available-for-sale, including those sold but not yet collected, during fiscal 2002 totaled $329,654,000 (2001
- $546,550,000; 2000 - $104,402,0000). Gross realized gains and losses on those sales during fiscal 2002 were $5,480,000 and $1,118,000, respectively (2001 - $7,393,000 and $8,568,000, respectively; 2000 - $1,249,000 and $47,000, respectively).

With the adoption of SFAS No. 133 and SFAS No.138 (see Note 9), the Group transferred the held-to-maturity portfolio to the available-for-sale investment category. As of July 1, 2000, the unrealized loss on those securities amounting to $26,633,000 was recorded in other comprehensive income as the cumulative effect of a change in accounting principle.

TRADING SECURITIES

A summary of trading securities owned by the Group at June 30, is as follows:


                                                             (IN THOUSANDS)
                                                         ------------------------
                                                           2002            2001
                                                         -------          -------

US Treasury securities                                   $    --          $ 2,579
Puerto Rico Government and agencies obligations            2,853              339
Mortgage-backed securities                                 6,406           73,842
                                                         -------          -------
                                                         $ 9,259          $76,760
                                                         =======          =======

At June 30, 2002, the Group's trading portfolio weighted average yield was 5.94% (2001 - 7.92%).

4.     PLEDGED ASSETS

At June 30, 2002, residential and commercial mortgage loans amounting to $335,428,000 were pledged to secure advances and borrowings from the FHLB. Investment securities with fair values totaling $1,031,274,000; $250,718,000; $16,651,000; $19,468,000 at June 30, 2002, were pledged to secure investment securities sold under agreements to repurchase (see Note 8), public fund deposits (see Note 7), term notes (see Note 8) and interest rate swap agreements, respectively. Also, investment securities with fair values totaling $211,000 and $123,000 at June 30, 2002, were pledged to the Federal Reserve Bank and to the Puerto Rico Treasury Department (for the Oriental International Division), respectively.


5.     LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

LOANS RECEIVABLE

The composition of the Group's loan portfolio at June 30, was as follows:

                                                                                   (IN THOUSANDS)
                                                                              2002               2001
                                                                           ---------           ---------

LOANS SECURED BY REAL ESTATE:
   Residential - 1 to 4 family                                             $ 415,635           $ 321,689
   Non-residential real estate loans                                           3,449               3,827
   Home equity loans and secured personal loans                               97,798              74,759
   Commercial                                                                 30,906              17,719
                                                                           ---------           ---------
                                                                             547,788             417,994
   Less: deferred loan fees, net                                              (5,429)             (3,967)
                                                                           ---------           ---------
                                                                             542,359             414,027
                                                                           ---------           ---------
OTHER LOANS:
   Commercial                                                                 10,540               8,238
   Personal consumer loans and credit lines                                   21,931              22,652
   Financing leases, net of unearned interest                                    295                 827
   Plus: deferred loan costs, net                                                 85                  24
                                                                              32,851              31,741
                                                                           ---------           ---------

LOANS RECEIVABLE                                                             575,210             445,768
   Allowance for loan losses                                                  (3,039)             (2,856)
                                                                           ---------           ---------
LOANS RECEIVABLE                                                             572,171             442,912
   Loans held-for-sale (residential 1 to 4 family mortgage loans)              9,360              23,570
                                                                           ---------           ---------
TOTAL LOANS RECEIVABLE, NET                                                $ 581,531           $ 466,482
                                                                           =========           =========

At June 30, 2002, residential mortgage loans held-for-sale amounted to $9,360,000 (2001 - $23,570,000). All mortgage residential loans originated and sold during fiscal 2002 were sold based on pre-established commitments or at market values. In fiscal 2002, the Group recognized gains of $7,136,000 (2001 - $7,783,000; 2000 - $5,891,000) in these sales that are presented in the statement of income as mortgage-banking activities.

The Group originated commercial real estate loans during fiscal 2002 amounting to $16,346,000, totaling $30,906,000 at June 30, 2002. In general, commercial real estate loans are considered by management to be of somewhat greater risk of uncollectibility due to the dependency on income production or future development of the real estate. The commercial real estate loans are principally collateralized by property dedicated to wholesale, retail and rental business activities.

On July 7, 2000, the Group sold approximately $167.5 million of its non-delinquent unsecured personal loan and lease portfolios to a local financial institution. At June 30, 2000, these loans were under a contract to sell, thus they were valued by reference to the contracted price. A loss of $1.2 million was recorded in fiscal 2000 in connection with this contract. In fiscal 2001, the Group realized a $914,000 gain on the sale of loans that had been previously written off.

At June 30, 2002, loans on which the accrual of interest has been discontinued amounted to approximately $10,196,000 (2001 - $6,537,000; 2000 - $8,844,000).
The gross interest income that would have been recorded in fiscal 2002 if non-accrual loans had performed in accordance with their original terms amounted to approximately $724,000 (2001 - $664,000; 2000 - $851,000).


ALLOWANCE FOR LOAN LOSSES

The changes in the allowance for loan losses for the last three fiscal years ended June 30, were as follows:


                                                     (IN THOUSANDS)
                                      ----------------------------------------------
                                        2002               2001               2000
                                      --------           --------           --------

BALANCE AT BEGINNING OF YEAR          $  2,856           $  6,837           $  9,002
  Provision for loan losses              2,117              2,903              8,150
  Loans charged-off                     (2,839)            (9,030)           (13,422)
  Recoveries                               905              2,146              3,107
                                      --------           --------           --------
BALANCE AT END OF YEAR                $  3,039           $  2,856           $  6,837
                                      ========           ========           ========

As described in Note 1, the Group evaluates all loans, some individually and others as homogeneous groups, for purposes of determining impairment. At June 30, 2002 and 2001, the Group determined that no specific impairment allowance was required for those loans evaluated for impairment.

CONCENTRATION OF RISK

Substantially all loans in the Group are to residents in Puerto Rico, therefore, it is susceptible to events affecting Puerto Rico's economy. The vast majority of the loans are well collateralized, thus reducing the risk of potential losses.

6.     NON-INTEREST EARNING ASSETS

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation and amortization as follows:


                                                                                  (IN THOUSANDS)
                                                          USEFUL LIFE      ----------------------------
                                                            (YEARS)           2002               2001
                                                          -----------       --------           --------

Land                                                           --           $  1,332           $  1,332
Buildings and improvements                                     40              6,853             12,382
Leasehold improvements                                       5 - 10            5,356              4,135
Furniture and fixtures                                       3 - 7             5,052              5,185
EDP and other equipment                                      3 - 7            10,367             12,803
                                                                            --------           --------
                                                                              28,960             35,837
Less: accumulated depreciation and amortization                              (10,972)           (14,901)
                                                                            --------           --------
                                                                            $ 17,988           $ 20,936
                                                                            ========           ========

Depreciation and amortization of premises and equipment for the year ended June 30, 2002 totaled $4,371,000 (2001 - $4,564,000; 2000 - $3,767,000). These are
included in the statement of income as part of occupancy and equipment expenses.

ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS:

Accrued interest receivable at June 30, 2002 consists of $5,562,000 from loans (2001 - $4,423,000) and $10,136,000 from investments (2001 - $12,223,000).

OTHER ASSETS AT JUNE 30, INCLUDE THE FOLLOWING:


                                                  (IN THOUSANDS)
                                             --------------------------
                                              2002               2001
                                             -------            -------

Investment in equity options                 $12,145            $26,973
Prepaid expenses and other assets              7,413              6,078
Income tax receivable                          6,358              8,514
Deferred tax asset, net (Note 12)              5,558              6,335
Other accounts receivable, net                 3,509              2,466
Other repossessed property                        --                107
                                             -------            -------
                                             $34,983            $50,473
                                             =======            =======

7.     DEPOSITS AND RELATED INTEREST

At June 30, 2002, the weighted average interest rate of the Group's deposits was 3.71% (2001 - 4.69%) considering non-interest bearing deposits of $67,142,000 (2001 - $46,743,000). Refer to the Consolidated Statement of Financial Condition for the composition of deposits at June 30, 2002 and 2001. Interest expense for the last three fiscal years ending June 30, is set forth below:



                                                             (IN THOUSANDS)
                                                  ------------------------------------------
                                                    2002             2001             2000
                                                  -------          -------          -------
NOW accounts and saving deposits                  $ 3,361          $ 3,126          $ 3,423
Certificates of deposit and IRA accounts           30,227           33,516           28,000
                                                  -------          -------          -------
                                                  $33,588          $36,642          $31,423
                                                  =======          =======          =======

At June 30, 2002, time deposits in denominations of $100,000 or higher amounted to $335,508,000 (2001- $248,452,000) including: (i) brokered certificates of deposit of $31,736,000, (2001 - $25,000,000) at a weighted average rate of 2.88%, (2001- 6.69%); and (ii) public fund deposits from various local government agencies of $225,446,000, (2001 - $147,636,000) at a weighted average rate of 2.65% (2001 - 5.88%), which were collateralized with investment securities of $223,047,000 (2001 - $146,036,000).

Scheduled maturities of time deposits and IRA accounts at June 30, 2002 are as follow:

                                                      (IN THOUSANDS)
                                                        --------
Within one year:
  Three (3) months or less                              $253,488
  Over 3 months through 1 year                           230,187
                                                        --------
                                                         483,675
  Over 1 through 2 years                                  90,312
  Over 2 through 3 years                                  93,916
  Over 3 through 4 years                                  48,261
  Over 4 through 5 years                                  59,448
  Over 5 years                                             1,471
                                                        --------
                                                        $777,083
                                                        ========

8.     BORROWINGS

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

At June 30, 2002, securities underlying agreements to repurchase were delivered to, and are being held by, the counterparties with whom the repurchase agreements were transacted. The counterparties have agreed to resell to the Group the same or similar securities at the maturity of the agreements.

Securities sold under agreements to repurchase ("reverse repurchase agreements") at June 30, 2002 mature as follows: within 30 days - $838,433,000; and between 31 to 90 days - $158,436,000.

At June 30, 2002, securities sold under agreements to repurchase (classified by counterparty) were as follows:

                                                     (IN THOUSANDS)
                                                          2002
                                       ----------------------------------------------
                                                                    FAIR VALUE OF
                                       BORROWING BALANCE         UNDERLYING COLLATERAL
                                       -----------------         ---------------------
Lehman Brothers Inc.                       $  327,775                 $  336,193
Salomon Smith Barney Inc.                     178,971                    188,901
Bear Stearns and Company                      273,688                    283,328
Morgan Stanley Dean Witter                    115,229                    118,834
Deutsche Bank AG                              101,206                    104,018
                                           ----------                 ----------
                                              996,869                  1,031,274
Accrued interest                                1,556                      5,182
                                           ----------                 ----------
Total                                      $  998,425                 $1,036,456
                                           ==========                 ==========


Borrowings under reverse repurchase agreements at June 30, were collateralized as follows:


                                                                                       (IN THOUSANDS)
                                                                        2002                                     2001
                                                            -------------------------------        -------------------------------
                                                                                FAIR VALUE                              FAIR VALUE
                                                            BORROWING           UNDERLYING          BORROWING           UNDERLYING
                                                            BALANCE             COLLATERAL           BALANCE            COLLATERAL
                                                            ----------          ----------          ----------          ----------
GNMA certificates                                           $   74,481          $   77,787          $  218,582          $  220,164
FNMA certificates                                              590,114             614,218             398,542             397,415
FNMA sold but not yet delivered                                 10,747              11,027                                      --
FHLMC                                                          312,135             321,301             132,734             133,027
CMO                                                              9,392               6,941             144,618             144,618
U.S. Treasury Notes                                                                                     19,950              20,000
U.S. and P.R. Government and agencies obligations                   --                  --               1,045               1,045
                                                            ----------          ----------          ----------          ----------
Total                                                       $  996,869          $1,031,274          $  915,471          $  916,269
                                                            ==========          ==========          ==========          ==========

At June 30, 2002, the weighted average interest rate of the Group's repurchase agreements was 1.84% (2001 - 4.12%) and included agreements with interest ranging from 1.81% to 1.88% (2001 - from 3.10% to 4.51%). The following summarizes significant data on securities sold under agreements to repurchase for fiscals 2002 and 2001:

                                                                              (IN THOUSANDS)
                                                                      ----------           ----------
                                                                         2002                 2001
                                                                      ----------           ----------
Average daily aggregate balance outstanding                           $  998,069           $  790,498
                                                                      ----------           ----------
Maximum amount outstanding at any month-end                           $1,148,846           $  955,745
                                                                      ----------           ----------
Weighted average interest rate during the year                              3.98%                6.08%
                                                                      ----------           ----------

ADVANCES FROM THE FEDERAL HOME LOAN BANK

At June 30, advances from the Federal Home Loan Bank of New York (FHLB) consist of the following:

                                                                      (IN THOUSANDS)
                                                                -------------------------
       MATURITY DATE          INTEREST RATE DESCRIPTION           2002           2001
                                                                -------------------------
July-2002                                 Fixed - 2.04%         $  3,200        $      --
May-2003                                  Fixed - 4.83%           50,000           50,000
June-2003                                 Fixed - 2.425%          25,000               --
July-2003                                 Fixed - 2.84%           25,000               --
July-2003                                 Fixed - 4.70%           50,000               --
November-2003                             Fixed - 2.90%            5,000               --
March-2004                                Fixed - 3.52%           25,000               --
June-2004                                 Fixed - 3.37%           25,000               --
November-2001                             Fixed - 7.18%               --            5,000
June-2002                                 Fixed - 3.99%               --           50,000
                                                                -------------------------
                                                                $208,200        $ 105,000
                                                                =========================

Advances are received from the FHLB under an agreement whereby the Group is required to maintain a minimum amount of qualifying collateral with a market value of at least 110% of the outstanding advances. At June 30, 2002, these advances were secured by mortgage loans amounting $335,428,000. Also, at June 30, 2002, the Group has an additional borrowing capacity with the FHLB of $97 million.

TERM NOTES

At June 30, term notes collateralized with investment securities consist of the following:

                                                                                     (IN THOUSANDS)
                                                                              --------------------------
 MATURITY DATE                    INTEREST RATE DESCRIPTION                      2002               2001
---------------------------------------------------------------------------------------------------------
       March - 2007     Floating due quarterly - 2.05% (2001 - 4.51%)         $ 15,000          $ 15,000
    December - 2001     Floating due quarterly - 3.19%                              --             5,000
   September - 2001     Floating due quarterly - 4.66%                              --            10,000
   September - 2001     Floating due quarterly - 4.47%                              --            30,000
                                                                              --------------------------
                                                                              $ 15,000          $ 60,000
                                                                              ==========================


At June 30, 2002, term notes were secured by investment securities amounting $16,651,000.

SUBORDINATED CAPITAL NOTES

In October 2001, Oriental Financial Group, Inc. Statutory Trust I, a wholly owned special purpose subsidiary of the Group, was formed for the purpose of issuing company-obligated securities. On December 18, 2001, $35 million of trust redeemable preferred securities were issued by the Statutory Trust as part of a pooled underwriting transaction. Pooled underwriting involves participating with other bank-holding companies in issuing the securities through a special purpose pooling vehicle created by the underwriters. The securities have a par value of $35 million, bear interest based on 3 months LIBOR plus 360 basis points (5.48% at June 30, 2002) (provided, however, that prior to December 18, 2006, this interest rate shall not exceed 12.5%), payable quarterly, and mature on December 23, 2031. The securities may be called at par after five years. The proceeds from this issuance were used to purchase a like amount of floating rate junior subordinated deferrable interest debentures issued by the Group, which have the same maturity and call provisions as the redeemable capital securities.

These company-obligated securities of the subsidiary grantor trust (trust preferred securities) are accounted for as a liability on the consolidated statements of financial condition. Dividends on the trust preferred securities are accounted for as an interest expense on an accrual basis. These debts are treated as Tier-1 capital for regulatory purposes.

UNUSED LINES OF CREDIT

The Group maintains various lines of credit with other financial institutions from which funds are drawn as needed. At June 30, 2002 and 2001, the Group's total available funds under these lines of credit totaled $24,400,000. At June 30, 2002 and 2001, there was no balance outstanding under these lines of credit.

CONTRACTUAL MATURITIES

At June 30, 2002, the contractual maturities of securities sold under agreements to repurchase, advances from the FHLB, term notes and subordinated capital notes by fiscal year are as follows:



                                                                  (IN THOUSANDS)
                       ---------------------------------------------------------------------------------------------------
                           REVERSE
 YEAR ENDING              REPURCHASE                ADVANCES FROM                                      SUBORDINATED
  JUNE 30,                AGREEMENTS                   FHLB                  TERM NOTES               CAPITAL NOTES
--------------------   ----------------       ----------------------   ---------------------    --------------------------
       2003                  $ 996,869                 $ 78,200
       2004                                             130,000
       2007                                                                    $ 15,000
       2032                                                                                            $  35,000
                             ---------                ---------                --------                ---------
                             $ 996,869                $ 208,200                $ 15,000                $  35,000
                             =========                =========                ========                =========

9.     DERIVATIVES ACTIVITIES

The Group utilizes various derivative instruments for hedging purposes, such as asset/liability management, and other than hedging purposes. These transactions involve both credit and market risk. The notional amounts are amounts on which calculations and payments are based. Notional amounts do not represent direct credit exposures. Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any. The actual risk of loss is the cost of replacing, at market, these contracts in the event of default by the counterparties. The Group controls the credit risk of its derivative financial instrument agreements through credit approvals, limits, monitoring procedures and collateral, when considered necessary.

The Group generally uses interest rate swaps and interest rate options, such as caps and options, in managing its interest rate risk exposure. The swaps were entered into to convert short-term borrowings into fixed rate liabilities for longer periods and provide protection against increases in short-term interest rates. Under these swaps, the Group pays a fixed monthly or quarterly cost and receives a floating thirty or ninety-day payment based on LIBOR. Floating rate payments received from the swap counterparties correspond to the floating rate payments made on the short-term borrowings thus resulting in a net fixed rate cost to the Group (cash flow hedging instruments used to hedge a forecasted transaction). Under the caps, the Group pays an up front premium or fee for the right to receive cash flow payments in excess of the predetermined cap rate; thus, effectively capping its interest rate cost for the duration of the agreement.

The Group's swaps, excluding those used to manage exposure to the stock market, and caps outstanding and their terms at June 30, are set forth in the table below:


                                                              (DOLLARS IN THOUSANDS)
                                                   -----------------------------------------
                                                         2002                      2001
                                                   ---------------           ---------------
Swaps:
 Pay fixed swaps notional amount                   $     500,000             $     300,000
 Weighted average pay rate - fixed                          3.97%                     6.65%
 Weighted average receive rate - floating                   1.53%                     3.95%
 Maturity in months                                     1 to 100                 12 to 112
 Floating rate as a percent of LIBOR                         100%                      100%

CAPS:
 Cap agreements notional amount                    $     200,000             $     250,000
 Cap rate                                                   4.81%                     7.00%
 Current 90 day LIBOR                                       1.86%                     3.84%
 Maturity in months                                     21 to 59                        10

The Group offers its customers certificates of deposit with an option tied to the performance of one of the following stock market indexes, Standard & Poor's 500, Dow Jones Industrial Average and Russell 2000. At the end of five years, the depositor will receive a specified percentage of the average increase of the month-end value of the corresponding stock index. If such index decreases, the depositor receives the principal without any interest. The Group uses swap and option agreements with major money center banks and major broker dealer companies to manage its exposure to changes in those indexes. Under the terms of the option agreements, the Group will receive the average increase in the month-end value of the corresponding index in exchange for a fixed premium. Under the term of the swap agreements, the Group will receive the average increase in the month-end value of the corresponding index in exchange for a quarterly fixed interest cost. The changes in fair value of the options purchased, the swap agreements and the options embedded in the certificates of deposits are recorded in earnings.

Derivatives instruments are generally negotiated over-the-counter ("OTC") contracts. Negotiated OTC derivatives are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise price and maturity.

Information pertaining to the notional amounts of the Group's derivative financial instruments as of June 30, 2002 and 2001 is as follows:

                                                             NOTIONAL AMOUNT
                                                             (IN THOUSANDS)
                                                       --------------------------
Type of Contract:                                        2002              2001
                                                       --------          --------
Cash Flows Hedging Activities - Interest rate
   swaps used to hedge a forecasted
   transaction - short-term borrowings                 $500,000          $300,000
                                                       ========          ========

Derivatives Not Designated as Hedge:
   Interest rate swaps used to manage
      exposure to the stock market
      on stock indexed deposits                        $ 29,200          $ 37,250
   Purchased options used to manage
      exposure to the stock market
      on stock indexed deposits                         196,940           143,700
   Embedded options on stock
      indexed deposits                                  222,560           180,541

   Caps                                                 200,000           250,000
                                                       --------          --------
                                                       $648,700          $611,491
                                                       ========          ========

At June 30, 2002, the contractual maturities of interest rate swaps and caps, and equity indexed options, by fiscal year were as follows:


                                                    (IN THOUSANDS)
                                                                     EQUITY INDEXED
      YEAR ENDING              CASH FLOWS                          OPTIONS AND SWAPS              EQUITY INDEXED
        JUNE 30,             HEDGING SWAPS           CAPS             PURCHASED                    OPTIONS SOLD
        -------              -------------           ----          -----------------              ------------
       2003                   $ 100,000            $    --             $  21,750                     $ 25,490
       2004                     200,000              75,000               40,750                       36,160
       2005                      50,000                  --               51,000                       49,740
       2006                          --                  --               54,150                       54,209
       2007                          --             125,000               58,490                       56,961
       2011                     150,000                  --                   --                           --
                              ---------            --------             --------                     --------
                              $ 500,000            $200,000            $ 226,140                    $ 222,560
                              =========            ========            =========                    =========


During fiscal years 2002 and 2001, $2.0 million and $3.9 million, respectively, of unrealized losses were charged to earnings and reflected as "Derivatives Activities" in the Consolidated Statements of Income. Unrealized losses of $12.5 million and $9.5 million, respectively, on derivatives designated as cash flow hedges were charged to other comprehensive income during the same periods. No ineffectiveness was charged to earnings during either period.

At June 30, 2002 and 2001, the fair value of derivatives was recognized as either assets or liabilities in the Consolidated Statements of Financial Condition as follows: the fair value of the equity indexed options purchased represented an other asset of $7.8 million and $27.0 million, respectively, and the options sold to customers embedded in the certificates of deposit represented a liability of $10.5 million and $34.2 million, respectively, recorded in deposits. The fair value of the interest rate swaps represented a liability of $22.6 million and $10.3 million, respectively, presented in "Accrued expenses and other liabilities." The fair value of the caps represented an other asset of $4.3 million as of June 30, 2002. The caps did not have carrying value as of June 30, 2001.

The adoption of SFAS No. 133 on July 1, 2000 resulted in a transition adjustment recorded as a cumulative effect of a change in accounting principle of $270,000 unrealized loss ($164,000 net of tax effect) charged to earnings and reflected in the Consolidated Statements of Income and an $875,000 unrealized loss on derivatives ($534,000 net of tax effect) charged to other comprehensive income and reflected in the Consolidated Statements of Changes in Stockholders' Equity and of Comprehensive Income. The transition adjustment in other comprehensive income also includes an unrealized loss of $26.6 million on securities transferred from held-to-maturity to available-for-sale on July 1, 2000.

As part of its interest rate risk management, during fiscal year 2000 the Group closed certain interest rate swap and cap agreements with an aggregate notional value of approximately $390,000,000. This transaction generated gains of approximately $1,720,000, which were amortized as an adjustment to the yield over the remaining original terms of the agreements.

10.    EMPLOYEE BENEFITS PLAN:

The Group has a cash or deferred arrangement profit sharing plan under Section 1165(e) of the Puerto Rico Treasury Department Internal Revenue Code, covering all full-time employees of the Group who have one year of service and are age twenty-one or older. Under this plan, participants may contribute each year from 2% to 10% of their compensation, as defined, up to a specified amount. The Group contributes 80 cents for each dollar contributed by an employee up to $832. The Group's matching contribution is invested in shares of its common stock to match individual employee contributions up to $1,040. The plan is entitled to acquire and hold qualified employer securities as part of its investment of the trust assets pursuant to ERISA Section 407. During fiscal year 2002 the Group contributed 5,637 (2001 - 7,873; 2000 - 6,519) shares of its common stock with a market value of approximately $143,000 (2001 - $111,000; 2000 - $124,000) at the
time of contribution. The Group's contribution becomes 100% vested once the employee attains three years of services.

11.    RELATED PARTY TRANSACTIONS:

The Group grants loans to its directors, executive officers and to certain related individuals or organizations in the ordinary course of business. These do not involve more than the normal risk of collectibility or present other unfavorable features. The movement and balance of these loans were as follows:

                                                                           (IN THOUSANDS)
                                                                      -------------------------
                                                                        2002              2001
                                                                      -------           -------
 BALANCE AT THE BEGINNING OF YEAR                                     $ 2,905           $ 2,707
 New loans                                                              1,471               415
 Payments                                                              (1,600)             (217)
                                                                      -------           -------
 BALANCE AT THE END OF YEAR                                           $ 2,776           $ 2,905
                                                                      =======           =======

12.    INCOME TAX:

Under the Puerto Rico Internal Revenue Code (the "Code"), all companies are treated as separate taxable entities and are not entitled to file consolidated returns. The Group and its subsidiaries are subject to Puerto Rico regular income tax or alternative minimum tax ("AMT") on income earned from all sources. The AMT is payable if it exceeds regular income tax. The excess of AMT over regular income tax paid in any one year may be used to offset regular income tax in future years, subject to certain limitations.

The components of income tax expense (benefit) for the years ended June 30, follows:

                                                                     (IN THOUSANDS)
                                                     ----------------------------------------------
                                                        2002              2001             2000
                                                     ------------     --------------     ----------
Current income tax expense (benefit)                     $ 2,200           $ (1,219)        $1,920
Deferred income tax benefit                               (1,480)               (99)        (1,812)
                                                         -------           --------        -------
INCOME TAX EXPENSE (BENEFIT)                             $   720           $ (1,318)        $  108
                                                         =======           ========        =======

The Group maintained an effective tax rate lower than the statutory rate of 39% mainly due to the interest income arising from certain mortgage loans, investments and mortgage-backed securities exempt for Puerto Rico income tax purposes, net of expenses attributable to the exempt income. In addition, the Code provides a dividend received deduction of 100%, on dividends received from wholly-owned subsidiaries subject to income taxation in Puerto Rico. During fiscal 2002, the Group generated tax-exempt interest income of $80,535,000 (2001
- $74,176,000; 2000 - $71,881,000). Exempt interest relates mostly to interest earned on obligations of the United States and Puerto Rico Governments and certain mortgage-backed securities, including securities held by the Group's International Banking Entity.

The reconciliation between the Puerto Rico income tax statutory rate and the effective tax rate as reported for each of the last three fiscal years ended June 30, follows:


                                                                    (DOLLARS IN THOUSANDS)
                                     -------------------------------------------------------------------------------
                                                2002                       2001                        2000
                                     -------------------------  --------------------------  ------------------------

                                       AMOUNT       RATE          AMOUNT        RATE          AMOUNT      RATE
                                     ------------  -----------  ------------  ------------  -----------  -----------
Statutory rate                           $15,277     39.0%          $ 2,853       39.0%       $ 7,673      39.0%
Decrease in rate resulting from:
    Exempt interest income, net          (14,990)   (38.3)           (4,369)     (59.7)        (8,588)    (43.7)
    Non deductible charges                   331      0.8               675        9.2          1,023       5.2
    Other items, net                         102      0.3              (477)      (6.5)            --        --
                                          ------      ----          --------     ------         ------      ----
INCOME TAX EXPENSE (BENEFIT)              $  720      1.8%          $(1,318)     (18.0)%        $ 108       0.5%
                                          ======      ====          ========     ======         ======      ====


The Bank's income tax returns for the years ended June 30, 1997, 1998 and 1999 are currently under examination by the Puerto Rico taxing authorities. In the opinion of management, any liability resulting from the tax investigation will not have a material effect of the Group's financial condition or results of operations.

Deferred income tax reflects the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The components of the Group's deferred tax asset, net at June 30, were as follows:

                                                                            (IN THOUSANDS)
                                                                       2002              2001
                                                                      -------           -------
Allowance for loan losses                                             $ 1,185           $ 1,114
Deferred gain on sale of servicing rights                               1,884             1,559
Realized losses on capital assets                                         511             1,573
Unrealized losses on derivative activities                              1,460               682
Deferred loan origination fees                                          3,547             2,674
Deferred loan origination costs                                        (1,463)           (1,251)
Other temporary differences                                               411              (296)
                                                                      -------           -------

                                                                        7,535             6,055
Unrealized losses (gains) included in
    other comprehensive income                                         (1,977)              280
                                                                      -------           -------

DEFERRED TAX ASSET, NET                                               $ 5,558           $ 6,335
                                                                      =======           =======

No valuation allowance was deemed necessary as of June 30, 2002 and 2001.

13.    COMMITMENTS:

LOAN COMMITMENTS

At June 30, 2002, there was $15,836,000 (2001 - $12,255,000) of unused lines of credit provided
to customers and $4,423,000 in commitments to originate loans
(2001 - $4,110,000). Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require payment of a fee. Since the commitments may expire unexercised, the total commitment amounts do not necessarily represent future cash requirements. The Group evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Group upon extension of credit, is based on management's credit evaluation of the customer.

LEASE COMMITMENTS

The Group has entered into various operating lease agreements for branch facilities and administrative offices. Rent expense for fiscal 2002 amounted to $2,092,000 (2001 - $1,511,000; 2000 - $1,499,000). As of June 30, 2002, future rental commitments under the terms of the leases, exclusive of taxes, insurance and maintenance expenses payable by the Group, are summarized as follows:



              YEAR ENDING                         (IN THOUSANDS)
                JUNE 30,                           MINIMUM RENT
         ---------------------                ----------------------
                2003                                     $ 1,616
                2004                                       1,492
                2005                                       1,418
                2006                                       1,271
                2007                                         844
             Thereafter                                    2,524
                                              ----------------------
                                                         $ 9,165
                                              ======================

14.    LITIGATION:

On August 14, 1998, as a result of a review of its accounts in connection with the admission by a former Group officer of having embezzled funds, the Group became aware of certain irregularities. The Group notified the appropriate regulatory authorities and commenced an intensive investigation with the assistance of its independent accountants and legal counsel. The investigation determined losses of $9.5 million ($5.8 net of tax) resulting from dishonest and fraudulent acts and omissions involving several former Group employees. In the opinion of the Group's management and its legal counsel, the losses determined by the investigation are covered by the Group's fidelity insurance. However, the Group's fidelity insurance carrier has denied claims for such losses. On August 11, 2000, the Group filed a lawsuit in the United States District Court for the district of Puerto Rico against Federal Insurance Group, Inc., a stock insurance corporation organized under the laws of the state of Indiana, seeking payment of its $9.5 million insurance claim and the payment of consequential damages of no less than $13 million resulting from the denial of the claim. Initial conference meetings have taken place. The losses caused by the irregularities and claims to the insurer were expensed in prior years.

In addition, the Group and its subsidiaries are defendants in a number of legal proceedings incidental to its business. The Group is vigorously contesting such claims. Based upon a review by legal counsel and the development of these matters to date, management is of the opinion that the ultimate aggregate liability, if any, resulting from these claims will not have a material adverse effect on the Group's financial position or the results of operations.

15.    FAIR VALUES OF FINANCIAL INSTRUMENTS:

The reported fair values of financial instruments are based on either quoted market prices for identical or comparable instruments or estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk. Accordingly, the fair values may not represent the actual values of the financial instruments that could have been realized as of year-end or that will be realized in the future.

The fair value estimates are made at a point in time based on the type of financial instruments and related relevant market information. Quoted market prices are used for financial instruments in which an active market exists. However, because no market exists for a portion of the Group's financial instruments, fair value estimates are based on judgments regarding the amount and timing of estimated future cash flows, assumed discount rates reflecting varying degrees of risk, and other factors. Because of the uncertainty inherent in estimating fair values, these estimates may vary from the values that would have been used had a ready market for these financial instruments existed.

These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore cannot be determined with precision. Changes in assumptions could affect these fair value estimates. The fair value estimates do not take into consideration the value of future business and the value of assets and liabilities that are not financial instruments. Other significant tangible and intangible assets that are not considered financial instruments are the value of long-term customer relationships of the retail deposits, and premises and equipment. The estimated fair value and carrying value of the Group's financial instruments at June 30, follows:

                                                                                        (IN THOUSANDS)
                                                                    -------------------------------------------------------------
                                                                               2002                               2001
                                                                    ---------------------------       ---------------------------
                                                                       FAIR           CARRYING           FAIR           CARRYING
                                                                      VALUE             VALUE            VALUE            VALUE
                                                                    ----------       ----------       ----------       ----------

FINANCIAL ASSETS:
     Cash and due from banks                                        $    9,280       $    9,280       $    8,220       $    8,220
     Money market investments                                            1,032            1,032           21,667           21,667
     Other short-term investments                                                                         29,407           29,407
     Trading securities                                                  9,259            9,259           76,760           76,760
     Investment securities available-for-sale                        1,729,824        1,729,824        1,316,885        1,316,885
     Securities and loans sold but yet not delivered                    71,750           71,750           14,108           14,108
     Federal Home Loan Bank (FHLB) stock                                17,320           17,320           15,272           15,272
     Total loans (including loans held-for-sale)                       597,788          584,570          487,571          469,338
     Equity options and caps purchased                                  12,145           12,145           26,973           26,973
     Accrued interest receivable                                        15,698           15,698           16,646           16,646

FINANCIAL LIABILITIES:
     Deposits                                                          962,023          968,850          800,261          815,538
     Securities sold under agreements to repurchase                    996,869          996,869          915,471          915,471
     Advances and borrowings from FHLB                                 208,981          208,200          105,000          105,000
     Subordinated capital notes                                         35,000           35,000               --               --
     Term notes                                                         15,000           15,000           60,000           60,000
     Accrued expenses and other liabilities                             42,598           42,598           28,204           28,204

                                                                          (IN THOUSANDS)
                                                     --------------------------------------------------------
                                                                 2002                           2001
                                                     ------------------------       -------------------------

                                                     CONTRACT OR                     CONTRACT OR
                                                      NOTIONAL         FAIR           NOTIONAL          FAIR
                                                       AMOUNT         VALUE             AMOUNT          VALUE
                                                     -----------     -------         ------------      ------
OFF-BALANCE SHEET ITEMS:
  ASSETS:
      Equity options and caps purchased               $ 396,940          (A)          $ 393,700           (A)

  LIABILITIES:
      Commitments to extend credit                        4,423       $ (88)              4,110         $ (82)
      Unused lines of credit                             15,836        (317)             12,255          (245)
      Interest rate swaps in a
         net payable position                           529,200          (A)            337,250           (A)

(A) Effective July 1, 2000, derivatives instruments are recognized in the statement of financial condition at fair value (see Note 9).


The following methods and assumptions were used to estimate the fair values of significant financial instruments at June 30, 2002 and 2001.

Short-term financial instruments, which include cash and due from banks, money market investments, securities and loans sold but not yet delivered, accrued interest receivable and accrued expenses and other liabilities have been valued at the carrying amounts reflected in the Consolidated Statements of Financial Condition as these are reasonable estimates of fair value given the short-term nature of the instruments.

The fair value of investment securities is estimated based on bid quotations from securities dealers. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Investments in FHLB stock are valued at their redemption value.

The estimated fair value for loans held-for-sale is based on secondary market prices or contractual agreements to sell. The fair value of the loan portfolio has been estimated for loan portfolios with similar financial characteristics. Loans are segregated by type, such as commercial, real estate mortgage and consumer. Each loan category is further segmented into fixed and adjustable interest rates and by performing and non-performing categories. The fair value of performing loans is calculated by discounting contractual cash flows, adjusted for prepayment estimates, if any, using estimated current market discount rates that reflect the credit and interest rate risk inherent in the loan. The fair value for significant non-performing loans is based on specific evaluations of discounted expected future cash flows from the loans or its collateral using current appraisals and market rates.

The fair value of non-interest bearing demand deposits, savings and NOW accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposits is based on the discounted value of the contractual cash flows, using estimated current market discount rates for deposits of similar remaining maturities.

For short-term borrowings, the carrying amount is considered a reasonable estimate of fair value. The fair value of long-term borrowings is based on the discounted value of the contractual cash flows, using current estimated market discount rates for borrowings with similar terms and remaining maturities.

The fair value of interest rate swap and interest rate option contracts was obtained from dealer quotes. This value represents the estimated amount the Group would receive or pay to terminate the contracts, at the reporting date, taking into account current interest rates and the current creditworthiness of the contracts counterparties.

The fair value of commitments to extend credit is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

16.   SEGMENT REPORTING:

The Group operates three major reportable segments: Treasury, Retail Banking and Financial Services (see Note 18). Management determined the reportable segments based on the internal reporting used to evaluate performance and to assess where to allocate resources. Other factors such as the Group's organizational chart, nature of products, distribution channels and economic characteristics of the products were also considered in the determination of the reportable segments. The Group measures the performance of these reportable segments based on pre-established goals of different financial parameters such as net income, net interest income, loan production, and fees generated.

The Group's two largest business segments are retail banking and treasury. Retail banking includes the Bank's branches and mortgage banking, with traditional banking products such as deposits and personal, mortgage and commercial loans. The mortgage banking activities are carried out by the Bank's mortgage banking division, which principal activity is to originate and purchase mortgage loans for the Group's own portfolio. From time to time, if conditions so warrant, it may sell loans to other financial institutions or securitize conforming loans into GNMA, FNMA and FHLMC certificates using another institution as issuer. The other institution services mortgages included in the resulting GNMA, FNMA, and FHLMC pools. The Group also sells the rights to service mortgage loans for others. The treasury segment encompasses all of the Group's treasury functions.

The Group's third business segment is financial services. It is comprised of the Bank's trust division (Oriental Trust), the brokerage subsidiary (Oriental Financial Services Corp.) and the insurance agency subsidiary (FISA Insurance Agency, Inc.). The core operations of this segment are financial planning, money management and investment brokerage services, insurance sales activity, as well as corporate and individual trust services.

Intersegment sales and transfers, if any, are accounted for as if the sales or transfers were to third parties, that is, at current market prices.

The financial information presented below was derived from the internal management accounting system and are based on internal management accounting policies. The information presented does not necessarily represent each segment's financial condition and result of operations as if they were independent parties. Other segments include the transactions of the Group parent company only, the Statutory Trust and Oriental Mortgage. Following are the results of operations and the selected financial information by operating segment for each of the three years ended June 30:

                        ------------------------------------------------------------------------------------------------------------
                                                                         (In thousands)
                        ------------------------------------------------------------------------------------------------------------
                          Retail                         Financial      Total Major        Other                        Consolidated
                         Banking          Treasury       Services         Segments        Segments      Eliminations       Total
                        -----------     -----------     -----------     -----------     -----------     ------------    -----------
FISCAL 2002
Interest income         $    46,131     $    93,384     $       306     $   139,821     $     2,986     $    (1,112)    $   141,695
Interest expense            (22,286)        (59,281)            (16)        (81,583)         (2,224)          1,112         (82,695)

Net interest income          23,845          34,103             290          58,238             762              --          59,000
Non-interest income          13,645           3,516          14,070          31,231              19              --          31,250
Non-interest expenses       (37,701)         (1,225)         (9,048)        (47,974)           (988)             --         (48,962)
Intersegment revenue          4,982              --              --           4,982              --          (4,982)             --
Intersegment expense         (2,156)             --          (2,377)         (4,533)           (449)          4,982              --
Equity income in
  subsidiaries                   --              --              --              --          38,444         (38,444)             --
Provision for loan
  losses                     (2,117)             --              --          (2,117)             --              --          (2,117)
                        -----------     -----------     -----------     -----------     -----------     -----------     -----------
Income before taxes     $       498     $    36,394     $     2,935     $    39,827     $    37,788     $   (38,444)    $    39,171
                        -----------     -----------     -----------     -----------     -----------     -----------     -----------
TOTAL ASSETS AS OF
  JUNE 30,              $   748,238     $ 1,693,051     $     6,613     $ 2,447,902     $   236,973     $  (195,734)    $ 2,489,141
                        ===========     ===========     ===========     ===========     ===========     ===========     ===========

FISCAL 2001
Interest income         $    40,378     $    79,300     $        --     $   119,678     $       683     $       (17)    $   120,344
Interest expense            (23,670)        (67,611)            (17)        (91,298)             --              17         (91,281)
                        -----------     -----------     -----------     -----------     -----------     -----------     -----------
Net interest income          16,708          11,689             (17)         28,380             683              --          29,063
Non-interest income           4,814           3,126          12,458          20,398             (15)             --          20,383
Non-interest expenses       (29,990)           (624)         (7,762)        (38,376)           (852)             --         (39,228)
Intersegment revenue          3,422              --              --           3,422              --          (3,422)             --
Intersegment expense         (1,777)             --          (1,645)         (3,422)             --           3,422              --
Equity income in
  subsidiaries                   --              --              --              --           8,666          (8,666)             --
Provision for loan
  losses                     (2,903)             --              --          (2,903)             --              --          (2,903)
                        -----------     -----------     -----------     -----------     -----------     -----------     -----------
Income before taxes     $    (9,726)    $    14,191     $     3,034     $     7,499     $     8,482     $    (8,666)    $     7,315
                        -----------     -----------     -----------     -----------     -----------     -----------     -----------
TOTAL ASSETS AS OF
  JUNE 30,              $   421,909     $ 1,610,476     $     7,749     $ 2,040,134     $   134,216     $  (136,647)    $ 2,037,703
                        ===========     ===========     ===========     ===========     ===========     ===========     ===========

FISCAL 2000
Interest income         $    55,919     $    69,588     $        --     $   125,507     $       796     $       (77)    $   126,226
Interest expense            (19,396)        (62,217)            (77)        (81,690)           (115)             77         (81,728)
                        -----------     -----------     -----------     -----------     -----------     -----------     -----------
Net interest income          36,523           7,371             (77)         43,817             681              --          44,498
Non-interest income          10,108           1,031          12,535          23,674              --              --          23,674
Non-interest expenses       (30,628)         (2,883)         (6,195)        (39,706)           (642)             --         (40,348)
Intersegment revenue          1,634              --              --           1,634              --          (1,634)             --
Intersegment expense         (1,319)             --            (315)         (1,634)             --           1,634              --
Equity income in
  subsidiaries                   --              --              --              --          19,526         (19,526)             --
Provision for loan
  losses                     (8,150)             --              --          (8,150)             --              --          (8,150)
                        -----------     -----------     -----------     -----------     -----------     -----------     -----------
Income before taxes     $     8,168     $     5,519     $     5,948     $    19,635     $    19,565     $   (19,526)    $    19,674
                        -----------     -----------     -----------     -----------     -----------     -----------     -----------
TOTAL ASSETS AS OF
  JUNE 30,              $   422,264     $ 1,425,079     $     6,016     $ 1,853,359     $   134,809     $  (136,954)    $ 1,851,214
                        ===========     ===========     ===========     ===========     ===========     ===========     ===========


17.   ORIENTAL FINANCIAL GROUP INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION

The principal source of income for the Group consists of dividends from the Bank. As a member subject to the regulations of the Federal Reserve Board, the Group must obtain approval from the Federal Reserve Board for any dividend if the total of all dividends declared by it in any calendar year would exceed the total of its consolidated net profits for the year, as defined by the Federal Reserve Board, combined with its retained net profits for the two preceding years. The payment of dividends by the Bank to the Group may also be affected by other regulatory requirements and policies, such as the maintenance of certain regulatory capital levels. Cash dividends paid by the Bank to the Group amounted to $8,000,000 and $20,000,000 for the years ended June 30, 2002 and 2001, respectively. For the year ended June 30, 2000, no payments of dividends were made by the Bank to the Group.

The following condensed financial information presents the financial position of the Parent Company Only as of June 30, 2002 and 2001 and the results of its operations and its cash flows for the years ended June 30, 2002, 2001 and 2000.

ORIENTAL FINANCIAL GROUP INC.
CONDENSED STATEMENTS OF FINANCIAL POSITION (PARENT COMPANY ONLY)
AS OF JUNE 30, 2002 AND 2001

                                                                             (IN THOUSANDS)
                                                                            2002          2001
                                                                          ---------     ---------

ASSETS
 Cash and cash equivalents                                                $     950     $     377
 Investment securities available-for-sale, at fair value                     43,447        12,298
 Investment in bank subsidiary, at equity method                            152,929        97,270
 Investment in nonbank subsidiaries, at equity method                         6,327         4,531
 Due from nonbank subsidiaries                                                   63            --
 Other assets                                                                 1,409         1,202
                                                                          ---------     ---------
   TOTAL ASSETS                                                           $ 205,125     $ 115,678
                                                                          =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Dividends payable                                                        $   2,065     $   1,877
 Due to nonbank subsidiaries                                                     72           193
 Due to bank subsidiary                                                         449            --
 Subordinated notes payable to nonbank subsidiary                            36,083            --
 Accrued expenses and other liabilities                                          27           118
                                                                          ---------     ---------
 Total liabilities                                                           38,696         2,188
 Stockholders' equity                                                       166,429       113,490
                                                                          ---------     ---------
   TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                            $ 205,125     $ 115,678
                                                                          =========     =========

CONDENSED STATEMENTS OF INCOME AND OF
COMPREHENSIVE INCOME (PARENT COMPANY ONLY)
YEARS ENDED JUNE 30,


                                                                                     (IN THOUSANDS)
                                                                             2002         2001          2000
                                                                          ---------    ---------     ---------

INCOME:
 Dividends from bank subsidiary current year earnings                     $   8,000    $   8,578     $      --
 Interest income                                                              1,874          683           796
 Investment and trading activities, net and others                               19          (15)           --
                                                                          ---------    ---------     ---------
   TOTAL INCOME                                                               9,893        9,246           796
                                                                          =========    =========     =========

EXPENSES:
 Interest  expenses                                                           1,113           --           115
 Operating expenses                                                             988          851           642
                                                                          ---------    ---------     ---------
   TOTAL EXPENSES                                                             2,101          851           757
                                                                          =========    =========     =========

INCOME BEFORE INCOME TAXES AND CHANGES IN
  UNDISTRIBUTED EARNINGS OF SUBSIDIARIES                                      7,792        8,395            39
Income tax benefit (expense)                                                    215          (14)           --
                                                                          ---------    ---------     ---------
INCOME BEFORE CHANGES IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES                                                    8,007        8,381            39
Equity in undistributed earnings from:
 Bank subsidiary                                                             30,151           --        19,055
 Nonbank subsidiaries                                                           293           88           472
                                                                          ---------    ---------     ---------
NET INCOME                                                                   38,451        8,469        19,566
Other comprehensive income (loss), net of tax                                25,014       (1,691)       (4,781)
                                                                          ---------    ---------     ---------
 COMPREHENSIVE INCOME                                                     $  63,465    $   6,778     $  14,785
                                                                          =========    =========     =========

CONDENSED STATEMENTS OF CASH FLOWS (PARENT COMPANY ONLY)
YEARS ENDED JUNE 30, :

                                                                                           (IN THOUSANDS)
                                                                                   2002         2001         2000
                                                                                 --------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                      $ 38,451     $  8,469     $ 19,566
                                                                                 ========     ========     ========
 Adjustments to reconcile net income to net cash provided by operating activities:
  Equity in undistributed earnings from bank subsidiary                           (30,151)          --      (19,055)
  Equity in undistributed earnings from nonbank subsidiaries                         (293)         (88)        (472)
  Net amortization of premiums on investment securities                                26          395           --
  Deferred income tax benefit                                                        (202)          --           --
  Amortization of goodwill                                                             --           18           --
 Increase in other assets                                                            (746)        (557)         (97)
 Increase in accrued expenses and liabilities                                          --           --          153
                                                                                 --------     --------     --------
   TOTAL ADJUSTMENTS                                                              (31,366)        (232)     (19,471)
                                                                                 ========     ========     ========

NET CASH PROVIDED BY OPERATING ACTIVITIES                                           7,085        8,237           95
                                                                                 ========     ========     ========

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of investment securities available for sale                            (35,705)          --       (9,326)
 Redemptions and sales of investment securities available-for-sale                  5,320        4,195          897
 Dividends received from bank subsidiary prior years earnings                          --       11,422           --
 Acquisition of and capital contributions in nonbank subsidiaries                  (1,083)          (1)      (4,000)
                                                                                 --------     --------     --------
   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                            (31,468)      15,616      (12,429)
                                                                                 ========     ========     ========

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net decrease in securities sold under agreements to repurchase                        --           --       (7,499)
 Proceeds from exercise of stock options                                            1,670          396          539
 Decrease in due to nonbank subsidiaries, net                                        (184)     (10,442)      (2,347)
 Increase in due to bank subsidiary                                                   449           --           --
 Proceeds from issuance of subordinated notes payable to nonbank subsidiaries      36,083           --           --
 Purchases of treasury stocks                                                      (3,023)      (3,535)      (3,715)
 Dividends paid                                                                   (10,039)      (9,920)     (10,059)
                                                                                 --------     --------     --------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                             24,956      (23,501)     (23,081)
                                                                                 ========     ========     ========

NET CHANGE IN CASH AND CASH EQUIVALENTS                                               573          351      (35,415)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                        377           25       35,440
                                                                                 --------     --------     --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $    950     $    376     $     25
                                                                                 ========     ========     ========


18. SUBSEQUENT EVENT

In fiscal 2002, the Group operated the following three major reportable segments: Financial Services, Mortgage Banking, and Retail Banking.

The Group's largest business segment was retail banking. The Bank's branches and treasury functions were its main components, with traditional banking products such as deposits and personal and commercial loans.

The Group's second largest business segment was the financial services, which is comprised of the Bank's trust division (Oriental Trust), the brokerage subsidiary (Oriental Financial Services) and the insurance subsidiary (FISA Insurance Agency, Inc.). The core operations of this segment are financial planning, money management and investment brokerage services, insurance sales activity, as well as corporate and individual trust services.

The Group's third business segment was mortgage banking. It consisted of the mortgage banking division, whose principal activity is to originate and purchase mortgage loans for the Group's own portfolio. From time to time, if conditions so warrant, it may sell loans to other financial institutions or securitize conforming loans into GNMA, FNMA and FHLMC certificates using as issuer another institution. The other institution services mortgages included in the resulting GNMA, FNMA, and FHLMC pools. The Group also sells the rights to service mortgage loans for others.

In the third quarter of fiscal 2003, the Group segregated its businesses into the following new major reportable segments of business: Treasury, Retail Banking and Financial Services. See Note 16.

As required by GAAP, consolidated financial statements published by us in the future will reflect modifications to our reportable segments resulting from this organizational change, including reclassification of all comparable prior period segment information.